UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

UNISOURCE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One South Church Avenue
Tucson, Arizona 85701
March 23, 2010

Paul J. Bonavia
Chairman of the Board	(520) 571-4000
Dear Shareholders:
You are cordially invited to attend the UniSource Energy Corporation 2010 Annual Shareholders’ Meeting (the “Meeting”) to be held on Friday, May 7, 2010, at San Miguel High School, 6601 South San Fernando Road, Tucson, Arizona. The Meeting will begin promptly at 10:00 a.m., Mountain Standard Time, so please plan to arrive earlier. No admission tickets will be required for attendance at the Meeting.
Directors and executive officers will be available before and after the Meeting to speak with you. During the Meeting, we will answer your questions regarding our business affairs and we will consider the matters explained in the enclosed Proxy Statement.
We have enclosed a proxy card that lists all matters that require your vote. Please complete, sign, date and mail the proxy card as soon as possible, whether or not you plan to attend the Meeting. You may also vote by telephone or the Internet, as explained on the enclosed proxy card. If you attend the Meeting and wish to vote your shares personally, you may revoke your proxy at that time.
Please note that the New York Stock Exchange rules have changed. Brokers are not permitted to vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.
Your interest in and continued support of UniSource Energy Corporation are much appreciated.

Sincerely,

UNISOURCE ENERGY CORPORATION

Paul J. Bonavia
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To the Holders of Common Stock of
UniSource Energy Corporation
We will hold the 2010 Annual Shareholders’ Meeting of UniSource Energy Corporation at San Miguel High School, 6601 South San Fernando Road, Tucson, Arizona, on Friday, May 7, 2010, at 10:00 a.m., Mountain Standard Time (“MST”). The purpose of the Meeting is to:
1.	elect 12 directors to UniSource Energy’s Board of Directors for the ensuing year;
2.	ratify the selection of the Independent Registered Public Accounting Firm for 2010; and

3.	consider any other matters which properly come before the Meeting.
Only shareholders of record at the close of business on March 15, 2010, are entitled to vote at the Meeting.
We have enclosed with this notice: (i) UniSource Energy’s 2009 annual report on Form 10-K; (ii) the Proxy Statement; (iii) the Chairman’s letter to shareholders; and (iv) a stock performance chart. Proxy soliciting material is first being made available in electronic form, on or about March 26, 2010. Your proxy is being solicited by UniSource Energy’s Board of Directors.
Please complete, sign, date and mail the enclosed proxy card as soon as possible, or vote by telephone or the Internet, as explained on the enclosed proxy card.

Linda H. Kennedy
Corporate Secretary
Dated: March 23, 2010
YOUR VOTE IS IMPORTANT
EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD BY MAIL, OR TO VOTE BY TELEPHONE OR THE INTERNET, AS EXPLAINED ON THE ENCLOSED PROXY CARD. IF THE MAIL OPTION IS SELECTED, USE THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PROHIBIT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

UNISOURCE ENERGY CORPORATION
One South Church Avenue
Tucson, Arizona 85701
ANNUAL SHAREHOLDERS’ MEETING
PROXY STATEMENT
ANNUAL MEETING:
May 7, 2010
10:00 a.m., MST
San Miguel High School
6601 South San Fernando Road
Tucson, Arizona 85756
RECORD DATE:
The record date is March 15, 2010 (“Record Date”). If you were a shareholder of record at the close of business on the Record Date, you may vote at the 2010 Annual Shareholders’ Meeting (“Meeting”) of UniSource Energy Corporation (“UniSource Energy” as well as references to the “Company,” “we,” “our” and “us”). At the close of business on the Record Date, UniSource Energy had 36,019,414 shares of common stock outstanding.
AGENDA:
1.	Proposal One: Elect 12 directors to UniSource Energy’s Board of Directors (“Board”) for the ensuing year.

2.	Proposal Two: Ratify the selection of the Independent Registered Public Accounting Firm for 2010.

3.	Proposal Three: Consider any other matters which properly come before the Meeting and any adjournments.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:
Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from our shareholders.
PROXIES:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), UniSource Energy is furnishing proxy materials to its shareholders on the Internet. The Notice of Internet Availability of Proxy Materials you received by mail will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you would like to receive a printed copy of the Company’s proxy materials, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.
It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about March 26, 2010. The proxy statement and the form of proxy relating to the Meeting are first being made available to shareholders on or about March 26, 2010.
PROXIES SOLICITED BY:
The Board.
REVOKING YOUR PROXY:
You may revoke your proxy before it is voted at the Meeting. To revoke, follow the procedures listed on page 5 under “Voting Procedures/Revoking Your Proxy.”
COMMENTS:
Your comments about any aspects of UniSource Energy’s business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help the Company to measure your satisfaction, and UniSource Energy may benefit from your suggestions.
PLEASE VOTE – YOUR VOTE IS IMPORTANT
Prompt return of your proxy will help reduce the costs of re-solicitation.

* UniSource Energy expects to vote on this item at the Meeting.

VOTING PROCEDURES/REVOKING YOUR PROXY
You can vote by telephone, the Internet, mail or in person.
You may vote in person or by a validly designated proxy, or, if you or your proxy will not be attending the Meeting, you may vote in one of three ways:
1.	Vote by Internet. The website address for Internet voting is on your Notice of Internet Availability of Proxy Materials. Internet voting is available 24 hours a day;
2.	Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day; or
3.
Vote by mail. If you have requested and received a copy of UniSource Energy’s proxy materials, mark, date, sign and mail promptly a proxy card (a postage-paid envelope will be provided for mailing in the United States).

If you vote by telephone or Internet, DO NOT mail a proxy card.
Under Arizona law, a majority of the shares entitled to vote on any single matter which may be brought before the Meeting will constitute a quorum. Business may be conducted once a quorum is represented at the Meeting. If a quorum exists, action on a matter other than the election of directors will be deemed approved if a majority of votes is cast in favor of the matter.
If you hold shares through an account with a bank or broker, the bank or broker may vote your shares on some matters considered routine, even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on routine matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Please note that the New York Stock Exchange rules have changed and an uncontested election of directors is no longer considered a routine matter. This means that brokers are not permitted to vote your shares on the election of directors if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.
Directors are elected by a plurality of votes.
Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Withheld votes and broker non-votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.
You may cumulate your votes for directors.
In the election of directors, each shareholder has the right to cumulate his votes by casting a total number of votes equal to the number of his shares of common stock multiplied by the number of directors to be elected. He may cast all of such votes for one nominee or distribute such votes among two or more nominees. For any other matter that may properly come before the Meeting, each share of common stock will be entitled to one vote.

You can revoke your proxy after sending it in by following these procedures.
Any shareholder giving a proxy has a right to revoke that proxy by giving notice to UniSource Energy in writing directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701, or in person at the Meeting at any time before the proxy is exercised. Those who fail to return a proxy or fail to attend the Meeting will not count towards determining any required plurality, majority or quorum.
The shares represented by an executed proxy will be voted for the election of directors or withheld in accordance with the specifications in the proxy. If no specification is made in an executed proxy, the proxy will be voted in favor of the nominees as set forth herein.
Proxy Solicitation
The Company will bear the entire cost of the solicitation of proxies. Solicitations will be made primarily by mail. In addition, the Company may make additional solicitation of brokers, banks, nominees and institutional investors pursuant to a special engagement of BNY Mellon Shareholder Services. Solicitations may also be made by telephone, facsimile or personal interview, if necessary, to obtain reasonable representation of shareholders at the Meeting. UniSource Energy’s employees may solicit proxies but they will not receive additional compensation for such services. UniSource Energy will request brokers or other persons holding shares in their names, or in the names of their nominees, to forward proxy materials to the beneficial owners of such shares or request authority for the execution of the proxies. The Company will reimburse brokers and other persons for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of UniSource Energy’s shares.

UNISOURCE ENERGY SHARE OWNERSHIP
Security Ownership of Management
The following table sets forth the number and percentage of shares of UniSource Energy common stock beneficially owned as of March 15, 2010 and the nature of such ownership by each of the Company’s directors, Chief Executive Officer (“CEO” or “Mr. Bonavia”) and the Company’s four other most highly compensated executive officers (together with the Company’s CEO, the “Named Executives”) as of March 15, 2010 and all directors and executive officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC rules.

	Amount and Nature of Beneficial Ownership(1)					Other(2)
			Shares
		Shares	Subject to
Name and		Purchased	Options				Deferred Shares
Title of	Directly	Under the	Exercisable			Restricted	Under Deferred
Beneficial	Owned	401(k)	Within 60	Total Beneficial	Percent	Stock Units	Compensation
Owner	Shares	Plan	Days	Ownership	of Class	(3)	Plan	Total

Paul J. Bonavia Chairman, President and Chief Executive Officer	11,000	0	19,980	30,980	*	0	180	31,160

Lawrence J. Aldrich Director	3,912	0	0	3,912	*	7,153	0	11,065

Barbara M. Baumann Director	0	0	0	0	*	5,562	12,083	17,645

Larry W. Bickle Director	11,852	0	6,358	18,210	*	6,175	0	24,385

Elizabeth T. Bilby Director	1,212	0	6,358	7,570	*	7,120	6,102	20,792

Harold W. Burlingame Director (4)	5,875	0	6,358	12,233	*	8,436	0	20,669

John L. Carter Director	23,817	0	0	23,817	*	6,890	11,936	42,643

Robert A. Elliott Director	2,872	0	1,196	4,068	*	5,998	0	10,066

Daniel W. L. Fessler Director	2,511	0	2,358	4,869	*	10,913	0	15,782

Louise L. Francesconi Director	3,000	0	0	3,000	*	1,460	0	4,460

Warren Y. Jobe Director	1,313	0	6,358	7,671	*	8,046	0	15,717

Ramiro G. Peru Director	4,000	0	0	4,000	*	3,131	0	7,131

Gregory A. Pivirotto Director	8,500	0	0	8,500	*	3,131	0	11,631

Joaquin Ruiz Director	300	0	0	300	*	5,562	0	5,862

	Amount and Nature of Beneficial Ownership(1)					Other(2)
			Shares
		Shares	Subject to
Name and		Purchased	Options				Deferred Shares
Title of	Directly	Under the	Exercisable			Restricted	Under Deferred
Beneficial	Owned	401(k)	Within 60	Total Beneficial	Percent	Stock Units	Compensation
Owner	Shares	Plan	Days	Ownership	of Class	(3)	Plan	Total

Kevin P. Larson Senior Vice President Chief Financial Officer and Treasurer	45,175	2,750	124,465	172,390	*	0	1,535	173,925

Raymond S. Heyman Senior Vice President and General Counsel	10,833	4,759	121,682	137,274	*	0	91	137,365

Michael J. DeConcini Senior Vice President and Chief Operating Officer, Transmission and Distribution	16,909	5,786	160,373	183,068	*	28,711	1,171	212,950

Karen G. Kissinger Vice President, Controller and Chief Compliance Officer	44,303	0	64,765	109,068	*	0	2,094	111,162

All directors and executive officers (including the Named Executives) as a group	211,964	45,150	667,854	924,968	2.6%	108,288	38,191	1,071,447

*	Represents less than 1% of the outstanding common stock of UniSource Energy.

(1)	Amounts include the following:
•
Any shares held in the name of the spouse, minor children or other relatives sharing the home of the director or executive officer. Except as otherwise indicated below, the directors and executive officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

•	Shares subject to options exercisable within 60 days, based on information from E*Trade, UniSource Energy’s stock option plan administrator.
•	Equivalent share amounts allocated to the individuals’ 401(k) Plan which, since June 1, 1998, has included a UniSource Energy Stock Fund investment option.

(2)
While amounts in the “Other” column do not represent a right of the holder to receive stock within 60 days, these amounts are being disclosed because management believes they reflect similar objectives of 1) encouraging directors and executive officers to have a stake in the Company, and 2) aligning interests of directors and executive officers with those of shareholders. Under UniSource Energy’s non-employee director compensation program, non-employee directors receive an annual grant of restricted stock units that have an underlying value equal to one share of UniSource Energy common stock. The value of the restricted stock units fluctuates based on changes in the Company’s stock price. All restricted stock unit grants to directors vest at the earlier of the next annual meeting following the grant date or the first anniversary of grant and are distributed in actual shares of Company stock in January following termination of Board service. Similarly, the value of deferred stock units fluctuates based on changes in the Company’s stock price. Under the terms of the deferred compensation plan, distributions of deferred shares will be made in cash, unless the participant elects to receive the deferred shares in Company stock on dates selected by the director or the executive officer following termination of service. In UniSource Energy’s view, restricted stock units and deferred stock units are tantamount to actual stock ownership as the non-employee director and executive officer (in the case of deferred stock units) bear the risk of ownership during the restricted and deferral periods.

(3)	As of December 31, 2009, all outside directors held 1,683 unvested share units.

(4)	The amount of shares directly owned by Mr. Burlingame includes 2,522 shares pledged as security.
Security Ownership of Certain Beneficial Owners
As of March 15, 2010, based on information reported in filings made by the following persons with the SEC or information otherwise known to UniSource Energy, the following persons were known or reasonably believed to be, as more fully described below, the beneficial owners of more than 5% of UniSource Energy common stock:

		Amount and
	Name and Address	Nature of		Percent
Title of Class	of Beneficial Owner	Beneficial Ownership		of Class

Common	Black Rock, Inc.	3,550,723	(1)	9.49%
	40 East 52nd Street
	New York, NY 10022

Common	Luminus Management, LLC	3,296,379	(2)	9.3%
	1700 Broadway, 38th Floor
	New York, NY 10019

Common	Wellington Management Co., LLP	2,971,403	(3)	8.3%
	75 State Street
	Boston, MA 02109

Common	LSV Asset Management	1,836,481	(4)	5.1%
	1 North Wacker Drive, Suite 400
	Chicago, IL 60606

Common	T. Rowe Price Associates, Inc.	1,821,946	(5)	5.0%
	100 E. Pratt Street
	Baltimore, MD 21202

(1)
In a statement (Schedule 13G) filed with the SEC on January 29, 2010, Black Rock, Inc. indicated that it has sole voting and sole dispositive power over 3,550,723 shares of UniSource Energy common stock.

(2)
In a statement (Schedule 13F) filed with the SEC on February 16, 2010, Luminus Management LLC (“Luminus”), indicated it owned 3,296,379 shares of UniSource Energy common stock. In a statement (Schedule 13G) filed with the SEC on February 17, 2009, Luminus indicated it had sole voting and sole dispositive power over 3,296,379 shares of Company common stock.

(3)
In a statement (Schedule 13G) filed with the SEC on February 12, 2010, Wellington Management Co. LLP, indicated it has shared voting power over 2,109,953 shares and shared dispositive power over 2,971,403 shares of UniSource Energy common stock.

(4)	In a statement (Schedule 13G) filed with the SEC on February 11, 2010, LSV Asset Management indicated it has sole voting and sole dispositive power over 1,836,481 shares.

(5)
In a statement (Schedule 13G) filed with the SEC on February 12, 2010, T. Rowe Price Associates, Inc. (“Price Associates”), indicated it has sole voting power over 127,816 shares and sole dispositive power over 1,821,946 shares of UniSource Energy common stock. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the SEC require the Company’s executive officers, directors and persons who beneficially own more than 10% of UniSource Energy common stock, as well as certain affiliates of those persons, to file initial reports of ownership and transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). SEC regulations require these persons to furnish the Company with copies of all reports they file pursuant to Section 16(a).
Based solely upon a review of the copies of the reports received by UniSource Energy and on written representations of its directors and executive officers, the Company believes that during fiscal year 2009, all filing requirements applicable to executive officers and directors were complied with in a timely manner except as described below.
Forms 4 reporting performance shares awarded on February 13, 2009 to Mr. Larson, Mr. DeConcini, Mr. Heyman, Ms. Kissinger and Mr. Lynn, all executive officers of the Company, were filed late. A Form 4 reporting the purchase of shares of stock on March 13, 2009 by Mr. Bonavia, the Company’s CEO, was filed late. Forms 4 reporting the grant of restricted stock units on May 8, 2009 to all non-employee directors of the Company in 2009, were filed late. A Form 4 reporting the sale of shares of stock on August 10, 2009 by Mr. Philip Dion, an executive officer of the Company, was filed late.
The Company recently discovered that Forms 4 were mistakenly not filed for all of its non-employee directors currently serving on the Board (with the exception of those directors commencing services on the Board in 2008 and after) with respect to certain transactions relating to director awards approved by the compensation committee during the years 2002 through 2008.  These transactions involved certain stock option grants (2002, 2003, and 2005), restricted stock grants (2002, 2003, and 2005), restricted stock unit grants (2005), elections by directors for stock units in lieu of  restricted stock (2002, 2003, and 2005), stock unit grants (2005 and 2006), dividend equivalent rights (2002, 2003, 2004, 2005, and 2006), and retirement distributions to a rehired director (2006, 2007 and 2008).  The Company has conducted a comprehensive review of these transactions and related Forms 4 filings and is filing Forms 4 for the directors reflecting all non-reported transactions.  Although the above-referenced transactions were not timely filed on Forms 4, the awards were reflected in prior proxy statements of the Company.
PROPOSAL ONE: ELECTION OF DIRECTORS
General Information
At the Meeting, UniSource Energy’s shareholders of record will elect 12 directors to serve on the Board for the ensuing year and until their successors are elected and qualified. The shares represented by executed proxies in the form provided, unless withheld, will be voted for the 12 nominees listed below, or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees. All of the current nominees are present members of the Board. All of the nominees have consented to serve if elected. If any nominee becomes unavailable to serve for any reason, or a vacancy should occur before the election, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.
BOARD NOMINEES
Paul J. Bonavia
Chairman of the Board, President and Chief Executive Officer of UniSource Energy since January 1, 2009; Chairman of the Board, President and Chief Executive Officer of Tucson Electric Power Company (“TEP”), the principal subsidiary of UniSource Energy, since January 1, 2009; Chairman of the Board, President and Chief Executive Officer of UniSource Energy Services, Inc. (“UES”), a wholly-owned subsidiary of UniSource Energy, since January 1, 2009; Chairman of the Board, President and Chief Executive Officer of Millennium Energy Holdings, Inc. (“Millennium”), a wholly-owned subsidiary of UniSource Energy since January 1, 2009; former President of the Utilities Group of Xcel Energy, an electric and gas utility, from December 2005-December 2008; and former President of Commercial Enterprises of Xcel Energy from December 2003-October 2005. Board member since January 1, 2009. Age 58.

As President of the Utilities Group of Xcel Energy, Mr. Bonavia oversaw four operating subsidiaries serving more than 3.3 million electric customers and 1.8 million natural gas customers in Colorado, Minnesota and six other states. As President of Xcel Energy’s Commercial Enterprises business unit, he had responsibility for leading Xcel Energy’s core business growth strategy. He was also President of that company’s Energy Markets unit. Before joining Xcel Energy in 2000, Mr. Bonavia was Senior Vice President and General Counsel for New Century Energies (“New Century”) (an electric and gas utility that merged with Northern States Power in 2000 to form Xcel Energy), as well as President of New Century International, New Century’s international business division. Prior to his tenure at New Century Energies, he was an attorney with the international law firm of LeBoeuf, Lamb, Greene & MacRae, now Dewey & LeBoeuf. Previously, he also held several senior management positions with Dominion Resources.
Mr. Bonavia’s extensive experience in both the electric and gas utility business and his position as Chief Executive Officer of the Company provide him with intimate knowledge of the Company’s operations and contribute to the diverse knowledge, skills and qualifications of the Board.
Lawrence J. Aldrich (2)(3)(5)
President and Chief Executive Officer of University Physicians Healthcare (“UPH”), a healthcare organization, since June 2008; Senior Vice President/Corporate Operations and General Counsel for UPH from May 2007-June 2008; President of Aldrich Capital Company, an acquisition, management and consulting firm, since January 2007; Chief Operating Officer of The Critical Path Institute, a non-profit medical research company focusing in drug development, from January 2005-December 2007; General Partner of Valley Ventures III, LP, a venture capital company, from September 2002-December 2005; Managing Director and Founder of Tucson Ventures, LLC, a venture capital company, from 2000 to September 2002. Director of TEP and Millennium from 2000-2009; and Director of UES from 2004-2009. Board member since 2000. Age 57.
Mr. Aldrich’s extensive experience in the areas of accounting, public relations/advertising, finance, legal, human resources, marketing, engineering, operations, audit, government/regulatory, banking, information technology and insurance/health care, and his significant community involvement in Arizona and Tucson contributes to the diverse knowledge, skills and qualifications of the Board.
Barbara M. Baumann (1)(2)(4)
President and Owner of Cross Creek Energy Corporation, a management consultant and investor company for oil and gas, since 2003; Director of St. Mary Land & Exploration, an oil and gas production company, since 2002; Director of TEP from 2005-2009; and Director of UES from 2006-2009. Board member since 2005. Age 54.
Ms. Baumann’s extensive experience in the areas of accounting, finance, legal, human resources, engineering, operations, audit, government/regulatory, corporate tax, information technology, insurance/healthcare and gas operations contributes to the diverse knowledge, skills and qualifications of the Board.
Larry W. Bickle (3)(4)(5)
Private equity investor since 2007; Non-executive Chairman of Quantum Natural Gas Storage, LLC, a natural gas storage company, since 2008; Managing Director of Haddington Ventures, LLC, a private equity fund, from 1997-2007; Director of St. Mary Land & Exploration, an oil and gas production company, since 1994; Director of Millennium from 1998-2008; Director of TEP from 2006-2009; and Director of UES from 2004-2009. Board member since 1998. Age 64.
Mr. Bickle’s extensive experience in the areas of accounting, finance, legal, human resources, marketing, engineering, operations, audit, government/regulatory, information technology and gas operations contributes to the diverse knowledge, skills and qualifications of the Board.

Harold W. Burlingame (2)(3)(5)
Executive Vice President of AT&T, a telecommunications company, from 1986-2001; Chairman of ORC Worldwide since December 2004; Director of TEP from 1998-2009; and Director of UES from 2006-2009. Board member since 1998. Age 69.
Mr. Burlingame’s extensive experience in the areas of public relations/advertising, finance, human resources/benefits, marketing, operations, government/regulatory, information technology and insurance/health care contributes to the diverse knowledge, skills and qualifications of the Board.
Robert A. Elliott (1)(3)(5)
President and owner of The Elliott Accounting Group, an accounting firm, since 1983; Director and Corporate Secretary of Southern Arizona Community Bank since 1998; Television Analyst/Pre-game/Post-game Show Co-host for Fox Sports Arizona, a television broadcasting network, from 1999-2009; Chairman of the Board of Tucson Metropolitan Chamber of Commerce from 2002 to 2003; Treasurer of Tucson Urban League from 2002 to 2003; Chairman of the Board of Tucson Urban League from 2003-2004; Chairman of the Board of the Tucson Airport Authority from January 2006-January 2007; Director of TEP from 2003-2009; and Director of UES from 2006-2009. Board member since 2003. Age 54.
Mr. Elliott’s extensive experience in the areas of accounting, audit, banking and corporate tax, and his significant community involvement in Arizona and Tucson contribute to the diverse knowledge, skills and qualifications of the Board.
Daniel W. L. Fessler (1)(3)(5)
President of the California Public Utility Commission from 1991-1996; Professor Emeritus of the University of California since 1994; Of Counsel for the law firm of Holland & Knight from August 2003-January 2007; Partner in the law firm of LeBoeuf, Lamb, Greene & MacRae from 1997 to 2003; previously served on the UniSource Energy and TEP boards of directors from 1998-2003; Managing Principal of Clear Energy Solutions, LLC, a company that advocates coal-to-synthetic fuels, since December 2004; Director of TEP from 2005-2009; and Director of UES from 2006-2009. Board member since 2005. Age 68.
Mr. Fessler’s experience as a former member of the California Public Utility Commission and his extensive experience in the areas of public relations/advertising, legal, marketing and government/regulatory contribute to the diverse knowledge, skills and qualifications of the Board.
Louise L. Francesconi (1)(2)(4)
President of Raytheon Missile Systems, a defense electronics corporation, from 1996- September 2008 ; Director of Stryker Corporation, a medical technology company, since July 2006; Chairman of the Board of Trustees for TMC Healthcare; Director of Global Solar Energy, Inc., since 2008; Director of TEP from 2008-2009; and Director of UES from 2008-2009. Board member since 2008. Age 57.
Ms. Francesconi’s extensive experience in the areas of accounting, public relations/advertising, finance, legal, human resources/benefits, marketing, engineering, operations, audit, government/regulatory, information technology and insurance/healthcare, and her significant community involvement in Arizona and Tucson contribute to the diverse knowledge, skills and qualifications of the Board.

Warren Y. Jobe (1)(2)(4)
Senior Vice President of Southern Company, an electric utility holding company, from 1998-2001; Executive Vice President and Chief Financial Officer of Georgia Power Company from 1986-1998; member of the Board of Directors of Georgia Power Company from 1982-1998 Director of WellPoint Health Networks, Inc., from 2001-December 2004; Director of HomeBancCorp. from August 2004-February 2009; Director of WellPoint, Inc. since December 2004; Trustee of RidgeWorth Funds since 2004; Certified Public Accountant since 1965; Director of TEP from 2001-2009; and Director of UES from 2006-2009. Board member since 2001. Age 69.
Mr. Jobe’s experience as a utility company executive and his extensive experience in the areas of accounting, finance, audit, government/regulatory, corporate tax and information technology contribute to the diverse knowledge, skills and qualifications of the Board.
Ramiro G. Peru (1)(2)(4)
Executive Vice President and Chief Financial Officer of Swift Transportation, a trucking company, from June 2007-December 2007; Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation, a mining corporation, from 2004-2007; Senior Vice President and Chief Financial Officer of Phelps Dodge Corporation from 1999-2004; Director of WellPoint Health Networks, Inc., since May 2003; Director of Southern Peru Copper Corporation from 2002-2004; Director of TEP from 2008-2009; and Director of UES from 2008-2009. Board member since 2008. Age 54.
Mr. Peru’s extensive experience in the areas of accounting, corporate communications, finance, legal, human resources/benefits, audit, government/regulatory, corporate tax, information technology, insurance/health care and environmental contributes to the diverse knowledge, skills and qualifications of the Board.
Gregory A. Pivirotto (1)(3)(4)
President, Chief Executive Officer and Director of University Medical Center Corporation, a hospital, from 1994-January 2010; Certified Public Accountant since 1978; Director of Arizona Hospital & Healthcare Association from 1997-2005; Director of Tucson Airport Authority since 2008; Director of TEP from 2008-2009; and Director of UES from 2008-2009. Board member since 2008. Age 57.
Mr. Pivirotto’s extensive experience in the areas of accounting, public relations/advertising, finance, legal, human resources/benefits; marketing, operations, audit, government/regulatory, banking, corporate tax, information technology and insurance/healthcare, and his significant community involvement in Arizona and Tucson contribute to the diverse knowledge, skills and qualifications of the Board.

Joaquin Ruiz (2(3)(5)
Professor of Geosciences, University of Arizona, since 1983; Dean, College of Science, University of Arizona, since 2000; Vice President of the Geological Society of America since 2009; Associate Editor, “American Journal of Science” since 2005; Associate Editor, American Presidents Advisory Board of Research Corporation since 2005; Member of the Human Resources Committee, American Geological Institute from 2000-2005 and 2009-2012; Member of the Governing Board, Instituto Nacional de Astronomia, Optica y Electronica, Mexico since 2003; Board Member of the Center to Improve Diversity in Earth Systems Sciences, Inc., since 2003; Member of Board of Natural Resources of the National Research Council from 2002-2005; Member of Board of Earth Sciences, National Research Council of the National Academy of Sciences since 2005; TEP Board Member from 2005-2009; and UES Board member from 2005-2009. Board member since 2005. Age 58.
Mr. Ruiz’ extensive experience in the areas of public relations/advertising, human resources/benefits, operations, government/regulatory, information technology, renewable energy and environmental, and his significant community involvement in Arizona and Tucson contribute to the diverse knowledge, skills and qualifications of the Board.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

(4)	Member of the Finance Committee.

(5)	Member of the Environmental, Safety and Security Committee.
The Board recommends that you vote “FOR” these nominees.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers, LLP (“Pricewaterhouse”) as the Company’s Independent Registered Public Accounting Firm for the fiscal year 2010, and the Board is asking the shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s Independent Registered Public Accounting Firm, the Board considers the selection of the Independent Registered Public Accounting Firm to be an important matter of shareholder concern and is submitting the selection of Pricewaterhouse for ratification by shareholders as a matter of good corporate practice.
Under Arizona law, if a quorum of shareholders is present at the Meeting, the ratification of the selection of Pricewaterhouse as Independent Registered Public Accounting Firm for 2010 will require that the votes cast in favor of its ratification exceed the votes cast against its ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but are not counted and have no effect on the results of the vote for Independent Registered Public Accounting Firm.
The Board recommends that you vote “FOR” the ratification of the selection of the Independent Registered Public
Accounting Firm.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of UniSource Energy’s compensation programs and should not be understood to be statements of management’s estimates of results or other guidance. UniSource Energy specifically cautions investors not to apply these statements to other contexts.
EXECUTIVE SUMMARY
UniSource Energy’s mission is to deliver safe, reliable service and value to customers and shareholders alike. The Company’s strategy includes enhancing shareholder value, maintaining customer satisfaction, expanding its role in the community, meeting environmental challenges and providing for its employees’ development and well-being.
UniSource Energy is a holding company that has no significant operations of its own. Operations are conducted by UniSource Energy’s subsidiaries. The Company conducts business in three primary business segments — TEP, UNS Gas, Inc. (“UNS Gas”), and UNS Electric, Inc. (“UNS Electric”). TEP, an electric utility, has provided electric service to the community of Tucson, Arizona, for more than 100 years. UNS Gas and UNS Electric provide natural gas and electric service in northern and southern Arizona. UNS Gas and UNS Electric are operating subsidiaries of UES, which was established in 2003 to oversee gas and electric properties acquired that year from Citizens Communications.
With the oversight of the Compensation Committee, UniSource Energy ensures that a significant part of executive officer compensation is performance-based. Corporate goals are designed to align the interest of the executive officers and all non-bargaining unit employees with the Company’s strategy. The design of the Company’s compensation programs appropriately balances risk and reward in relation to its overall business strategy. The objectives of the Company’s incentive programs, the elements of compensation, and its compensation philosophies are discussed in detail in the “Compensation Philosophy” section below.
CEO Transition. In 2009, the Company welcomed its new CEO, Paul J. Bonavia. Mr. Bonavia came to UniSource Energy from Xcel Energy, where he served as President of the Utilities Group since 2005. In that role, he oversaw four operating subsidiaries serving more than 3.3 million electric customers and 1.8 million natural gas customers in Colorado, Minnesota and six other states. Mr. Bonavia brings to the Company a valuable combination of experience and expertise to lead the Company.
During the first quarter of 2009, the Board approved above-guideline equity awards for executive officers (other than the CEO) to incentivize them to successfully execute the Company’s long-term business strategy and strengthen the retention power of the compensation program during the CEO transition. This is discussed in more detail in the “Long-Term Incentive Compensation” section below.
2009 Changes to Performance Goals. In an effort to more closely align the interests of executive officers and non-bargaining unit employees with the Company’s strategic priorities, the Company developed new performance goal categories in 2009 that are tied to its various stakeholders: shareholders, customers, the community and its employees. These goal categories are discussed in more detail below. Due to uncertain economic conditions in 2009, changes were made to widen the performance range for the diluted EPS goal category and to reduce the percentage of target required for a threshold level of payout in the operating cash flow category.
2009 Performance. Overall, during 2009 the Company performed well relative to its short-term goals. Despite below-expectation sales at both TEP and UES, the Company earnings were only slightly below target. In part, the Company was able to offset the weaker sales by successfully managing operating and maintenance (“O&M”) costs, while continuing to provide safe, reliable service. As a result of these efforts and other factors, cash flow levels were at the high end of expectations. With the exception of one operational metric, the Company achieved the balance of its Customer, Community/Environment and Employee business goals, continuing to improve safety and the programs that support safe work practices; focusing on renewable and other related technology initiatives; and conducting an extensive talent review in conjunction with the preparation of comprehensive succession plans for the Company. The combination of the above factors resulted in an annual PEP payment of 127% of target.

In December 2009, the Compensation Committee approved base salary increases for 2010 for the Named Executives, as described in more detail in the “Base Salary” section of the “Elements of Compensation” section below. The salary increases for the Named Executives were consistent with salary increases as a percent of salary for other non-bargaining unit employees.
The Company continues to monitor corporate governance “best practices.” Accordingly, when the existing Change in Control Agreements expired on March 3, 2010, the Company entered into new agreements containing several important changes, including the elimination of the excise tax gross-up and a reduction in the overall level of payments. In 2009, the Company entered into an Employment Agreement with Mr. Bonavia, which includes change in control and termination provisions, and entered into a Change in Control Agreement with Mr. Heyman, who did not previously have such an agreement. These agreements are discussed in detail in the discussion preceding the “Potential Payments upon Termination or Change in Control” section on page 40.
COMPENSATION PHILOSOPHY
Objectives of the Compensation Program
Executive officer compensation policies and decisions are based on the achievement of the following objectives:
1. Attracting, motivating and retaining highly-skilled executives;
2. Linking the payment of compensation to the achievement of critical short- and long-term financial and strategic objectives; creation of shareholder value; providing safe, reliable and economically available electric and gas service; and aligning performance objectives of management with those of its other employees by using similar performance measures;
3. Aligning the interests of management with those of the Company’s stakeholders and encouraging management to think and act like owners, taking into account the interests of the public that the Company serves;
4. Maximizing the financial efficiency of the compensation program to avoid unnecessary tax, accounting and cash flow costs; and
5. Encouraging management to achieve outstanding results through appropriate means by delivering compensation in a manner consistent with established and emerging corporate governance “best practices”.
To help achieve those objectives, UniSource Energy provides a balanced total compensation program that consists of four components:
•	base salary;
•	short-term performance-based incentive compensation;
•	long-term performance-based incentive compensation; and
•	benefits.
The Compensation Committee considers decisions regarding each component of pay in the context of each executive officer’s total compensation. For example, as discussed in the “Compensation Analysis” section below, if the Compensation Committee increases an executive officer’s base salary, it also considers the resultant impact on short- and long-term performance-based incentive compensation and compares total compensation levels to competitive practice. The Company does not consider the value of outstanding equity awards in setting current year total compensation opportunities.

Each of these components is described in more detail below and in the narrative and footnotes to the supporting tables. The following illustrates how the above objectives are reflected in the Company’s compensation program:
Attracting, Retaining and Motivating Executive Talent
To attract, retain and motivate highly-skilled employees, UniSource Energy provides the Named Executives with compensation packages that are competitive with those offered by other electric and gas utility companies of comparable size and complexity and/or electric and gas utility companies thought to be competitors for executive talent.
The Compensation Committee generally targets base salary and short-term incentive opportunities, as well as the allocation among those elements of compensation for the Named Executives, at the median market rates of selected comparable companies identified below under the “Compensation Analysis” section. In 2009, long-term incentive opportunities were targeted between the median and the 75th percentile of such market rates. Target compensation for individual executive officers may range above or below market rates based on a variety of factors, including each executive officer’s skill set and experience relative to the general market, the importance of the position to the Company and the difficulty of replacing the executive officer, and the executive officer’s past and expected future contribution to the Company’s success. Overall, total direct compensation for 2009 (i.e., salary, 2009 target PEP awards, and present value of 2009 long-term incentive awards) for the Named Executives fell between the median and 75th percentile of market rates.
In addition to providing competitive direct compensation opportunities, the Company also provides certain indirect compensation and benefits programs that are intended to assist in attracting and retaining high quality executives. These programs include pension and retirement programs and are described in more detail below and in the narratives that accompany the tables that follow this Compensation Discussion and Analysis section.
Linking Compensation to Performance
UniSource Energy’s compensation program seeks to link the actual compensation earned by the Named Executives to their performance and that of the Company. UniSource Energy achieves this goal primarily through two elements of its compensation package: (i) short-term cash awards and (ii) equity-based compensation. To ensure that the executive officers are held accountable for achieving the Company’s financial, operational and strategic objectives and for creating shareholder value, the Company believes that the percentage of pay at risk should increase with the level of responsibility within the Company. The target amounts of performance-based pay programs (i.e., cash incentive and equity-based compensation) comprise approximately 55% to 65% of the total direct compensation opportunity for the Named Executives. Of the performance-based compensation, approximately 30-45% is short-term and 55-70% is long-term. Placing a greater emphasis on long-term performance-based compensation encourages executive officers to focus on the long-term impact of their actions. Non-variable compensation, such as salary and perquisites, is de-emphasized in the total compensation program to reinforce the linkage between compensation and performance.
Aligning the Interests of the Company’s Named Executives with Stakeholders
UniSource Energy’s compensation program also seeks to align the interests of the Named Executives with those of the Company’s key stakeholders, including shareholders, customers, the community and employees. The Company uses the short-term incentive compensation component to focus the Named Executives on the importance of providing safe and reliable customer service, creating a safe work environment for employees and improving financial performance by linking a significant portion of their short-term cash incentive compensation to achievement of these objectives. The Company primarily relies on the equity compensation element of its compensation package to align the interests of the Named Executives with those of shareholders through a mix of stock options and stock awards that vest based on the achievement of performance goals set by the Compensation Committee. Unisource Energy’s compensation strategy is intended to mitigate risk by emphasizing long-term compensation and financial performance measures correlated with shareholder value. UniSource Energy believes that executive officer accountability in the performance of the Company through equity-based compensation, together with the three-year vesting of certain stock-based awards and the its stock ownership guidelines, result in compensation programs that do not encourage unreasonable risk-taking by management relating to the Company’s business and operations. In addition, the Compensation Committee has the ability to reduce short-term incentive compensation award payouts, in its sole discretion, based upon factors other than performance measures. In considering the design alternatives, the Compensation Committee continually evaluates the potential for unintended consequences of its compensation program. During 2009, the Compensation Committee reviewed and made changes to the Company’s short-term and long-term incentive programs for 2010, as well as its change in control agreements. These changes are discussed on page 24 (Changes to PEP for 2010), page 26 (Changes to Long-Term Incentive Compensation for 2010), page 26 (Recapture Provision for Variable Compensation), and pages 40-44 (Potential Payments Upon Termination or Change in Control), below.

Maximizing the Financial Efficiency of the Program
In structuring the total compensation package for the Named Executives, the Compensation Committee evaluates the accounting cost, cash flow implications and tax deductibility of compensation to mitigate financial inefficiencies to the greatest extent possible. For instance, as part of this process, the Compensation Committee evaluates whether compensation costs are fixed or variable and places a heavier weighting on variable pay elements to calibrate expense with the achievement of operating performance objectives and delivery of value to shareholders. In addition, the Compensation Committee takes into account the objective of having the incentive-based compensation components qualify for tax deductibility under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). See discussion under “Impact of Regulatory Requirements” on page 28.
Adhering to Corporate Governance “Best Practices”
The Compensation Committee seeks to continually evaluate the executive officer compensation program in light of corporate governance “best practices”. For example, the Compensation Committee has established formal stock ownership guidelines that encourage each Named Executive to accumulate a meaningful amount of Company stock. Additionally, UniSource Energy revised the short-term and long-term incentive compensation programs to include a recapture provision and eliminated the excise tax gross-up provision previously contained in the Company’s Change in Control Agreements, all of which are discussed in more detail below.
Compensation Analysis
To provide a foundation for the executive officer compensation program, UniSource Energy periodically benchmarks its Named Executives’ compensation levels and practices against a peer group of companies intended to represent the Company’s competitors for business and talent. The peer group, which is reviewed periodically and approved by the Compensation Committee, includes the 17 electric and gas utility companies named below that are comparable to UniSource Energy in terms of size, as measured by annual revenues and market capitalization (the “Peer Group”). No changes were made to the Peer Group in 2009. UniSource Energy’s revenues were between the 25th percentile and the median of the Peer Group; market capitalization as of September 2009 approximated the 25th percentile of the Peer Group.
2009 Peer Group

AGL Resources Inc.	DPL Inc.	North Western Corp.	Portland General Electric Co.
Avista Corp.	El Paso Electric Co.	Piedmont Natural Gas Co.	South Jersey Industries Inc.
CH Energy Group Inc.	IDACORP Inc.	Pinnacle West Capital Corp.	Southwest Gas Corp.
Cleco Corporation	Northwest Natural Gas Co.	PNM Resources Inc.	UIL Holdings Corp.
Westar Energy Inc.
Frederic W. Cook, Inc., the independent consultant retained by the Compensation Committee, supplements the benchmark information annually with information relating to general market trends, changes in regulatory requirements related to executive officer compensation and emerging “best practices” in corporate governance. See discussion relating to compensation under “Compensation Consultant” on page 50.
In October 2009, the Compensation Committee assessed the competitiveness of UniSource Energy’s executive officer compensation levels and aggregate long-term incentive practices relative to the Peer Group. The Towers Watson Energy Services Industry Compensation Survey (the “Energy Services Survey”) was also used in 2009 to supplement the Peer Group data. The Energy Services Survey contains compensation data for 98 energy services companies, which was size-adjusted to reflect UniSource Energy’s size as measured by revenues.

ELEMENTS OF COMPENSATION
Base Salary
The Company uses base salary to provide each Named Executive a set amount of money during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in the best interests of the Company. The Company believes that competitive base salaries are necessary to attract and retain executive talent critical to achieving its business goals. In general, Named Executives’ base salaries are targeted to the median of the Peer Group described above. However, individual salaries can and do vary from the Peer Group median data based on such factors as (i) the competitive environment for Named Executives and what relevant competitors pay, including prior compensation packages for recently hired executive officers, and (ii) incumbent responsibilities, experience, skills and performance relative to similarly situated executive officers within the Company. Currently, all of the Named Executives’ salaries are within 10 percent of the Peer Group median.
Increases to Named Executives’ base salaries are considered annually by the Compensation Committee. In approving base pay increases for Named Executives other than the CEO, the Compensation Committee also considers recommendations made by the CEO.
In December 2009, the Compensation Committee approved base salary increases for the Named Executives for 2010. The following table indicates the Named Executives’ base salaries for 2009 and 2010:

Name	2009 Base Pay	Approved 2010 Base Pay

Paul J. Bonavia	$600,000	$612,000
Kevin P. Larson	$327,000	$333,540
Michael J. DeConcini	$332,200	$342,166
Raymond S. Heyman	$327,000	$333,540
Karen G. Kissinger	$257,400	$262,548
The salary increases for the Named Executives were consistent with salary increases as a percent of salary for other non-bargaining unit employees.
Short-Term Incentive Compensation (Cash Awards)
UniSource Energy’s short-term incentive compensation consists of cash awards under the Performance Enhancement Plan (“PEP”), which links a significant portion of the Named Executives’ annual compensation to the Company’s annual financial and operational performance.
Each year, before the end of the first quarter, the Compensation Committee establishes performance objectives that must be met in whole or in part before the Company pays PEP awards. The key performance objectives are tailored to drive behavior that supports the Company’s strategy of delivering safe, reliable service and value to customers and shareholders alike. The Compensation Committee generally attempts to align the target opportunity for each Named Executive, stated as a percentage of base salary, with the median rate for equivalent positions at the Peer Group companies. In 2009, the target incentive opportunity for the Named Executives ranged from 40% to 80% of base salary, depending upon the Named Executive’s responsibilities (i.e., the greater the responsibility, the more pay at risk). As described more fully below, the actual amounts paid depend on the achievement of specified performance objectives, and could range from 47.5% of the target award upon achievement of threshold performance to 150% of the target award upon achievement of outstanding performance. The Compensation Committee has the discretion to increase or decrease PEP funding, and increase or decrease an individual PEP award, regardless of whether the performance goals have been achieved, thus allowing the Compensation Committee to consider qualitative factors in the final results.

Financial and Operating Performance Objectives-2009
The PEP performance targets and weighting are based on factors that are essential for the long-term success of the Company and are identical to the performance objectives used in its performance plan for non-bargaining unit employees. In 2009, the financial and operating objectives were (i) diluted earnings per share (“EPS”); (ii) operating cash flow; (iii) O&M cost containment; and (iv) customer, community/environment and employee goals, which include quantitative and qualitative measures. The Compensation Committee selected the goals and individual weightings for the 2009 PEP to ensure an appropriate focus on profitable growth, cash flow generation and expense control, as well as operational and customer service excellence, environmental leadership, and employee development. This approach encourages all employees to work toward common goals that are in the interests of UniSource Energy’s various stakeholders.
The 2009 PEP design was similar to the 2008 design. To provide more clarity and focus on the Company’s business strategy, the 2009 goals were classified by the interests of the Company’s various stakeholders – shareholders, customers, the community and its employees. This change in format resulted in a slight change in the weighting distribution of the goals to better reflect the Company’s strategic priorities.
The financial and other reporting metrics for the Company’s 2009 Short-Term Incentive Compensation program were:
•	Diluted EPS — 20%
•	Operating Cash Flow — 20%
•	O&M Cost Containment — 15% (previously 20% in 2008)
•	Customer, Community/Environment and Employee — 45% (previously 40% in 2008)
In developing the PEP performance targets, the Chief Financial Officer (“CFO”) of the Company, with assistance from other personnel, compiles relevant data and makes recommendations to the Compensation Committee for a particular year, but the Compensation Committee ultimately determines the performance objectives that are adopted.
The 2009 quantitative performance objectives were:

2009 Performance
Objectives	Threshold	Target	Outstanding
Diluted EPS	$2.44 per share	$2.74 per share	$3.04 per share
Operating Cash Flow	$323 million	$340 million	$357 million
O&M Costs	$281 million	$276 million	$271 million
For 2009, the Compensation Committee considered the economic uncertainty prevailing when it set the performance objectives and the resulting impact on the Company’s ability to set goals with precision. The Compensation Committee determined that it was appropriate to widen the performance range for the diluted EPS goal; in 2008 there was a $0.50 difference between threshold and outstanding, compared to a $0.60 difference in the 2009 program. Furthermore, for operating cash flow, the Compensation Committee reduced the percentage of target payout associated with the threshold level of performance from 50% in 2008 to 37.5% in 2009. In addition, the 2009 Customer, Community/Environment and Employee goals included:
•	Reducing the three-year average of customer complaints made to the Arizona Corporation Commission (“ACC”) by 10%;
•	Volunteering community service of at least 38,000 hours by employees;
•	Completing specific departmental project goals related to renewable energy and related technologies;
•	Goals designed to achieve various industry standards pertaining to generation, distribution and transmission to ensure operational reliability of the electric and gas systems;
•	Reducing OSHA incident rates by 10% over 2008 and implementing a safety accountability and training program; and
•	Employee development goals relating to talent reviews and succession planning and development.

Short-Term Incentive Award to the CEO
Because the CEO’s total compensation could exceed $1 million, Code Section 162(m) (“Section 162(m)”) would deny the Company a tax deduction for the excess over $1 million, unless that excess compensation qualified as performance-based compensation. To comply with the performance-based compensation requirements, and also allow the Compensation Committee to retain some discretion to reduce the PEP award, if appropriate, the Compensation Committee used a different approach from that described above for the Named Executives and other employees, requiring two separate steps to calculate the CEO’s short-term incentive award.
The first step involved the 2006 Omnibus Stock and Incentive Plan (the “2006 Omnibus Plan”), which permits payment of cash awards up to $2 million. For the CEO’s short-term incentive award to qualify as performance-based compensation, Section 162(m) requires that the award be payable solely upon the attainment of performance goals. If the performance goals are achieved, Section 162(m) would permit the Compensation Committee to pay the amount specified at the time of the award or to pay any lesser amount, but would not allow payment of any greater amount. For the CEO’s short-term incentive award, the Compensation Committee established, as a minimum target, the attainment of cash from operations of at least $261 million for 2009, which, if achieved, would allow the Compensation Committee to pay the CEO the $2 million maximum permitted by the 2006 Omnibus Plan or any lesser amount; however, if the Company failed to achieve $261 million of cash from operations, the CEO would not be entitled to any short-term incentive award payment, regardless of the achievement of other PEP performance objectives as described above. In this respect, the CEO’s performance objective differed significantly from objectives set for the awards to the other Named Executives. The CEO’s award had an absolute minimum performance level that must have been achieved before the CEO received any payment, whereas if the Company failed to achieve the minimum performance on the operating cash flow objective set under the PEP, the other Named Executives could have still received a payment based on the attainment of the remaining performance objectives. Solely for purposes of this first step of determining the CEO’s short-term incentive award, the Compensation Committee felt it was appropriate to set the CEO’s operating cash flow performance objective below the operating cash flow threshold used for the other Named Executives, because of the increased importance of the CEO’s operating cash flow target, the increased risk related to that target, and the desire to comply with the performance-based compensation requirement of Section 162(m).
The second step for determining the CEO’s short-term incentive award involved applying the PEP performance objectives and methodology. Once the Company achieved the minimum performance objective established pursuant to the 2006 Omnibus Plan for the CEO to receive any payment, the amount of the CEO’s payment, including whether the CEO received the minimum, target or maximum amount as a percentage of base salary, would be determined using the same PEP performance objectives and methodology as described above for the other Named Executives.
As described above, the range of actual payouts would in all cases be less than the maximum amount permitted by the 2006 Omnibus Plan and would satisfy the performance-based compensation requirements of Section 162(m). Using the PEP guidelines, the Compensation Committee determined that the CEO’s threshold, target and maximum annual incentive awards should be $240,000 (50% of his target award), $480,000 (100% of his target award and 80% of his base salary), and $720,000 (150% of his target award), respectively. As noted above, however, the Compensation Committee has the ability to adjust the amount of the actual award paid based on factors other than those used to calculate PEP.

PEP Results
Summary:
Overall, the results for 2009 produced a total weighted performance for all goals of 127% of target performance, as summarized in Table A below.
Mr. Bonavia was eligible for a payment of his annual incentive award because the Company exceeded the minimum threshold of $261 million operating cash flow necessary for him to receive a payment. The Compensation Committee approved an overall PEP payout of 127% of target awards for all participants subject to adjustment for individual performance.
Table A: Summary of 2009 PEP Results

		Percent of
Goal	Target Weight	Target*	Level Achieved

Earnings per Share	20%	91.7%	18.3%
Operating Cash Flow	20%	121.5%	24.3%
O&M Cost Containment	15%	150.0%	22.5%
CustomerCommunity/Environment/Employee	45%	137.5%	61.9%

	100%		127.0%

*	Additional detail provided below.
Earnings Per Share Goal:
In 2009, the Company achieved $2.69 per share of diluted EPS, which was below target level of performance of $2.74 per share, but above the threshold of $2.44.
Table B, below, reflects the diluted EPS goal, which ranged from $2.44 (threshold) to $3.04 (outstanding) and the corresponding payout levels, which ranged from 50% to 150% of the target award, as well as the actual diluted EPS achieved for 2009. Diluted EPS must have been more than $2.44 to produce a payout. According to the guidelines set by the Compensation Committee, which required interpolating on a straight-line basis, the achievement of $2.69 in diluted EPS resulted in a payout level of 91.7% of the target amount for that performance objective.
Table B: EPS-Diluted

					Final Result:
					$2.69
						↓
Range ($)	$2.44	$2.50	$2.56	$2.62	$2.68		$2.74	$2.80	$2.86	$2.92	$2.98	$3.04

Percentage of Target	50%	60%	70%	80%	90%		100%	110%	120%	130%	140%	150%

					91.7%

Operating Cash Flow Goal:
The Company achieved operating cash flow for 2009 of $347.3 million, which was above target level of performance of $340 million.
Table C, below, reflects the operating cash flow goal, which ranged from $323 million (threshold) to $357 million (outstanding) and the corresponding payout levels, which ranged from 37.5% to 150% of the target award, as well as the actual operating cash flow achieved for 2009. Operating cash flow must have been more than $323 million to produce a payout. According to the guidelines set by the Compensation Committee, which required interpolating on a straight-line basis, the achievement of $347.3 million in operating cash flow resulted in a payout level of 121.5% of the target amount for that performance objective.
Table C: Operating Cash Flow

									Final Result:
									$347.3
										↓
Range ($ Millions)	$323.0	$326.4	$329.2	$331.9	$334.6	$337.3	$340.0	$343.4	$346.8		$350.2	$353.6	$357.0

Percentage of Target	37.5%	50%	60%	70%	80%	90%	100%	110%	120%		130%	140%	150%

									121.5%
O&M Cost Containment Goal:
The Company achieved an O&M spending level for 2009 of $266.4 million, which was an outstanding level of performance.
Table D, below, reflects the O&M cost containment goal, which ranged from $281 million (threshold) to $271 million (outstanding), and the corresponding payout levels, which ranged from 50% to 150% of the target award, as well as the O&M spending level achieved for 2009. O&M spending must have been less than $281 million to produce a payout; O&M spending in excess of $281 million would not have paid any amount for that performance target. According to the guidelines set by the Compensation Committee, which required interpolating on a straight-line basis, the achievement of an outstanding level of performance of the O&M spending target resulted in a payout level of 150% of the target amount for that performance objective.
Table D: O&M Cost Containment

											Final Result:
											$266.4
											↓
Range ($ Millions)	$281	$280	$279	$278	$277	$276	$275	$274	$273	$272	$271

Percentage of Target	50%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%

											150%
Customer, Community/Environment and Employee Goals: Customer goals included measures for operational reliability of the generation, transmission and distribution systems and reduction of customer complaints. Community/Environment goals included employee volunteer commitment and renewable and other related technology goals. Employee goals included safety and employee development goals. The Company achieved a total of 275 points for the various goals in this category, which was above the target level of performance of 200 points.

Table E, below, reflects the combined total points for the Customer, Community/Environment and Employee goals, which ranged from 100 points (threshold) to 300 points (outstanding) and the corresponding payout levels, which ranged from 50% to 150% of the target award, as well as the actual points achieved for 2009. The Customer, Community/Environment and Employee goals must have produced more than 100 points to produce a payout. According to the guidelines set by the Compensation Committee, the achievement of 275 points resulted in a payout level of 137.5% of the target amount for this combination of performance objectives.
Table E: Customer/Environment/Community/Employee

			Final Result:
			275 points
			↓
Range (points)	100	200	300
Percentage of Target	50%	100%	150%

			137.5%
As in 2008, the Company’s internal audit department conducted an annual audit of the results of the PEP goals to determine whether the Company achieved its performance targets for 2009. The internal audit department determined that the Company achieved such performance targets and reported their results to the Compensation Committee.
The amounts of the 2009 PEP awards paid to each of the Named Executives are listed in the “Summary Compensation Table” on page 30.
Changes to PEP for 2010
Each year, the Company modifies the PEP to align UniSource Energy’s employees’ performance with its overall strategy; enhancing shareholder value, maintaining customer satisfaction, expanding the Company’s role in the community, meeting environmental challenges and providing for UniSource Energy’s employees’ development and well-being. The material changes to the 2010 PEP are as follows:
•
Net Income: Net income was substituted as a performance measure in place of the diluted EPS and cash flow performance measures previously used by the Company. Net Income continues to focus participants on profitability, but eliminates the potential effect of changes in outstanding levels of stock, which is outside the control of the majority of the participants.

•
Cap on Payment: If the net income threshold performance goal is not met, the remainder of program payout will be capped at 50% of target, regardless of the results achieved for the other performance measures under the PEP. The cap was implemented to focus the Company on the importance of meeting the net income threshold performance level to provide funding for annual incentive payments, while allowing some opportunity to receive awards for achievement of other goals.

•
Goal Rating Criteria: In 2009, the goal rating criteria for the Customer, Community/Environment and Employee goals under the PEP utilized a point evaluation system where points accrued based on achievement of the particular goal; the level of achievement was not a factor. The goal rating criteria for the 2010 Customer, Community/Environment and Employee goals under the PEP will include performance differentiation by using rating criteria that specifies the level of achievement for each goal: threshold, target and exceptional levels of performance.

Long-Term Incentive Compensation (Equity Awards)
UniSource Energy believes that equity awards, in tandem with the Company’s executive officer stock ownership guidelines discussed below, encourage ownership of UniSource Energy stock by executive officers and hold executive officers accountable for the long-term impact of their actions, which in turn aligns the interest of those executive officers with the interest of UniSource Energy’s shareholders. In addition, the vesting provisions applicable to the awards encourage a focus on long-term operating performance, link compensation expense to the achievement of multi-year financial results and help to retain executive officers.

The long-term incentive opportunity for each Named Executive is based on a percentage of salary. The current long-term incentive multiple is 100% of base salary for each Named Executive. The value of the Named Executives’ long-term incentives, as a percentage of salary, excluding Mr. Bonavia, generally falls between median and the 75th percentile of the Peer Group. Mr. Bonavia’s long-term incentive opportunity of 100% of salary is below the targeted 75th percentile of the Peer Group and his total direct compensation approximates the median of the Peer Group.
In developing the criteria that the Compensation Committee uses to set long-term performance targets, the CFO of the Company compiles relevant data and makes recommendations to the Compensation Committee, but the Compensation Committee ultimately determines the criteria used for the long-term incentive plan performance targets.
For 2009, management recommended, and the Compensation Committee approved, long-term incentive awards consisting of both stock options and performance shares with performance targets based on relative total shareholder return (“TSR”), which was the same design as the 2008 program. TSR rewards executive officers for creating value in excess of a broad index of utilities. The total value of the awards is divided equally between stock options and performance shares. UniSource Energy believes that this long-term incentive approach consisting of stock options and TSR-based performance shares focuses the Named Executives on increasing both absolute and relative shareholder value creation. Moreover, stock option grants and performance share awards are intended to qualify as performance-based compensation, which is tax deductible by the Company under Section 162(m).
Actual long-term incentive grants to UniSource Energy executive officers (other than the CEO) in 2009 were above the usual guidelines by approximately 18% on average to provide additional retention incentives during the transition to a new CEO.
Stock Option Grants
Options are designed, in part, to reward longer term success in Company performance that is reflected in increases in share price. The Company’s options, granted with an exercise price equal to the fair market value on the date of grant, help focus executive officers on long-term growth. In addition, options are intended to help retain key employees because they become exercisable in one-third increments over a three year period. The three-year incremental vesting also keeps executive officers focused on long-term performance.
Performance Share Awards
Performance shares are designed, in part, to reward achievement of financial performance objectives and/or shareholder value objectives.
2009 Program
The 2009 performance share awards are tied to TSR, relative to the Edison Electric Institute index, over a three-year performance period, commencing in 2009 and ending in 2011. The 2009 performance share criteria were established at the beginning of 2009 and are set forth in the following table.
Performance Criteria

TSR Percentile Rank	Payout as a Percent of Target Award
75th percentile and above	150%
60th percentile – 74th percentile	125%
50th percentile – 59th percentile	100%
40th percentile – 49th percentile	75%
35th percentile – 39th percentile	50%
Below 35th percentile	0%

Equity Grant Timing and Practice
Generally, during the first quarter following the close of a fiscal year, the Compensation Committee approves the long-term incentive awards to be granted for the upcoming year, including the type of equity to be granted, as well as the size of the awards for Named Executives. In determining the type and aggregate size of awards to be provided, as well as the performance metrics that will apply, the Compensation Committee considers the strategic goals of the Company, trends in corporate governance, accounting impact, tax deductibility, cash flow considerations, the impact on EPS and the number of shares that would be required to be allocated for the award and the resulting impact to shareholders. When the Compensation Committee approves grants of plan-based equity awards, the exercise price is set at the market closing price of UniSource Energy common stock on the date that the grant is made. The timing of awards is not coordinated with the release of material non-public information.
Changes to Long-Term Incentive Compensation for 2010
Effective with awards granted in 2010, UniSource Energy modified the Company’s long-term incentive compensation program. In reviewing the design of UniSource Energy’s 2010 long-term incentive compensation program, the Compensation Committee decided to eliminate stock options, as they are no longer prevalent among companies in the industry. Future long-term incentive awards will be delivered solely in performance shares with vesting tied to relative TSR and a financial objective to focus participants on longer-term operating performance. The program design for the 2010 long-term incentive compensation program will incorporate the following concepts:
•
Performance Measures, Weighting and Standards: The number of earned shares will be determined based on the following equally-weighted performance measures: relative total shareholder return and cumulative net income.

•
Relative Total Shareholder Return: TSR, relative to the Edison Electric Institute index, measures the success of the execution of the Company’s operating and strategic plans, as reflected in shareholder value, as measured by changes in the Company’s market capitalization and dividends paid to shareholders.

•
Cumulative Net Income: Cumulative net income focuses participants on profitability, which will be strongly influenced by the success of cost control initiatives during the three-year performance period.

RECAPTURE PROVISION FOR VARIABLE COMPENSATION
In 2010, to reflect emerging “best practices”, the Compensation Committee approved a “recapture” provision, which will apply to the short-term and long-term incentive compensation awards granted after 2009. The recapture provision may apply to the income derived from the financial component of the PEP and the cumulative net income-based performance shares in the event of a restatement of financial results that, in the view of the Compensation Committee, results from intentional misconduct or intentional error. The Compensation Committee shall exercise its discretion in determining to whom the recapture will apply and the amount subject to recapture, if such repayment is determined necessary.
STOCK OWNERSHIP POLICY
To further align management and shareholder interests, the Company maintains a formal stock ownership policy, which encourages all executive officers to accumulate a substantial ownership stake in Company shares. The policy has the following key features:
•
Participants are encouraged to accumulate Company shares with a target value of a multiple of their base salary, ranging from one times base salary for Vice Presidents, three times for Senior Vice Presidents and five times for UniSource Energy’s CEO.

•
If a participant has not yet reached the applicable target ownership requirement, he or she is expected to retain a portion of the net after-tax shares acquired from any stock option exercise, vesting of restricted stock or payments related to the performance share award program. The applicable retention rates are 100% for the CEO, 50% for Named Executives who are Senior Vice Presidents and 25% for the other Vice Presidents.

•	Unexercised stock options, unvested stock options and unearned performance shares do not count towards meeting the ownership guidelines.
•	Beginning in 2010, the Company will discontinue reimbursement for such travel expenses, subject to the Compensation Committee’s ability to exercise discretion to allow such reimbursements.
The stock ownership policy was enacted in 2005. Annually, management provides a report to the Compensation Committee regarding the number and value of the shares held by each executive officer subject to the guidelines. As of December 31, 2009, all of the Named Executives have achieved their target ownership level, other than Mr. Bonavia and Mr. Heyman, who were both hired after the policy was adopted, and are both making progress toward meeting the guideline.
OTHER COMPENSATION
Perquisites
The Company provides executive officers with limited personal benefits and perquisites that are not tied to any formal individual or Company performance criteria but are intended to enhance the attraction and overall retention value of the executive officer compensation program and to be comparable to similar benefits provided to executive officers and other key personnel in other similar companies in the industry. The Company from time to time reimburses certain executive officers for business or similar social club initiation fees and periodic special assessments. To help support local community, civic and charitable activities and events, the Company will, from time to time purchase, or as a result of a sponsorship, receive tickets to such activities and events and make them available to employees and non-employee directors for personal use. In prior years, the Company also reimbursed executive officers and non-employee directors, as applicable, for the travel expenses incurred by their spouses in connection with their attendance at invited functions coinciding with certain Board meetings and certain annual industry meetings attended by the CEO. Beginning in 2010, the Company will discontinue reimbursement for such spousal travel expenses, subject to the Compensation Committee’s discretion to allow such reimbursements in the future. The Company also has a policy of either directly paying or reimbursing certain employees for certain of their relocation costs, since this is a common benefit offered in the market and an additional means of attracting employees. For identification of specific perquisites and associated values, refer to the “Summary Compensation Table” on page 30.
ELEMENTS OF POST EMPLOYMENT COMPENSATION
Termination and Change in Control
In 1998, TEP, a wholly owned subsidiary of the Company, entered into Change in Control Agreements (“Change in Control Agreements” or “Agreements”) with all of the then-Named Executives (Messrs. DeConcini and Larson and Ms. Kissinger) to help keep them focused on their work responsibilities during the uncertainty that accompanies a change in control, to provide benefits for a period of time following certain terminations of employment after a change in control event or transaction and to help UniSource Energy attract and retain key personnel. These agreements were amended and restated in October 2009 and remained in effect until March 3, 2010. On March 4, 2010, TEP entered into new Change in Control Agreements with the above-named Names Executives. In addition, in January 2009, TEP entered into an Employment Agreement with Mr. Bonavia, which includes change in control and termination provisions, and in October 2009, TEP entered into a Change in Control Agreement with Mr. Heyman, who did not already have such an agreement.
The new Change in Control Agreements and Mr. Bonavia’s employment agreement were designed to be consistent with contemporary “best practices”. Changes to the agreements include, among other things (i) a reduction in the severance multiple from three times for the prior Chief Executive Officer to two times (current CEO), three times to one and one half times (Senior Vice Presidents DeConcini, Heyman and Larson), and three times to one times (for Vice President Kissinger); (ii) a reduction in the protection period from 60 months to 24 months; and (iii) the elimination of the excise tax gross-up.

In 2009, the Board also approved a severance pay plan for all the Company’s unclassified employees, including its Named Executives. The severance plan was adopted to formalize the Company’s historical practice of providing non-change in control severance pay in certain termination situations and to provide consistency in that practice.
These various agreements are discussed in detail in the “Potential Payments Upon Termination or Change in Control” section beginning on page 40.
Retirement and Other Benefits
Benefits Generally
The Company offers retirement and other core benefits to its employees, including executive officers, in order to provide them with a reasonable level of financial support in the event of illness or injury and to enhance productivity and job satisfaction. The benefits are the same for all employees and executive officers and include medical and dental coverage, disability insurance and life insurance. In addition, the Tucson Electric Power Company 401(k) Plan (the “401(k) Plan”) and the Tucson Electric Power Company Salaried Employees Retirement Plan (the “Retirement Plan”) provide a reasonable level of retirement income reflecting employees’ careers with the Company. All employees, including executive officers, participate in these plans; the cost of these benefits (other than the Retirement Plan) is partially borne by the employee, including each executive officer. To the extent that any executive officer’s retirement benefit exceeds Internal Revenue Service limits for amounts that can be paid through a qualified plan, the Company also offers non-qualified retirement plans, including the Tucson Electric Power Company Excess Benefit Plan (the “Excess Benefit Plan”) and the Management and Directors Deferred Compensation Plan (the “DCP”). These plans provide only the difference between the calculated benefits and the IRS limits. Benefits under the Excess Benefit Plan are provided to executive officers but, with limited exceptions, are not generally available to other employees. These benefits are not tied to any formal individual or Company performance criteria but are intended to enhance the attraction and retention value of the executive officer compensation program and are consistent with similar competitive compensation benefits made available to executives in the industry. UniSource Energy believes the DCP assists with the Company’s attraction and retention objectives since it provides an industry-competitive and tax-efficient benefit to the executive officers. The DCP is not funded by the Company and participants have an unsecured contractual commitment by the Company to pay amounts owed under the DCP. For more information on retirement and certain related benefits, see the discussion following the “Pension Benefits Table” on page 38 and the “Non-Qualified Deferred Compensation Table” on page 39.
IMPACT OF REGULATORY REQUIREMENTS
Under Section 162(m), compensation in excess of $1,000,000 paid during any year to the CEO and to certain other most highly compensated executive officers will not be deductible for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the shareholders, and satisfies certain other requirements. To the extent that the Company complies with the performance-based compensation provision of Section 162(m), the awards granted to the CEO and other Named Executives are tax deductible by the Company. The Company believes that all executive officer compensation earned in 2009 will be tax deductible.
The Compensation Committee believes that it is in the best interest of the Company to receive maximum tax deductibility for compensation paid to the Named Executives, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible under certain circumstances. The Company’s compensation plans reflect the Compensation Committee’s intent and general practice to pay compensation that the Company can deduct for purposes of federal income tax. Executive officer compensation decisions, however, are multifaceted. The Compensation Committee reserves the right to pay amounts that are not tax deductible to meet the design goals of UniSource Energy’s executive officer compensation program.
The Compensation Committee also considers other financial implications when developing and implementing the Company’s compensation program, including accounting costs, cash flow impact and potential share dilution.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section required by Item 402(b) of SEC Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 and the 2010 Proxy Statement.
Respectfully submitted,

THE COMPENSATION COMMITTEE

Harold W. Burlingame, Chair
Lawrence J. Aldrich
Barbara M. Baumann
John L. Carter
Louise L. Francesconi
Warren Y. Jobe
Ramiro G. Peru
Joaquin Ruiz

SUMMARY COMPENSATION TABLE – 2009
The following table sets forth summary compensation information for the years ended December 31, 2007, December 31, 2008, and December 31, 2009 for the Company’s CEO, CFO and three other most highly compensated Named Executives:

						Change in
						Pension
						Value and
						Non-
					Non-Equity	Qualified
					Incentive	Deferred
					Plan	Compen-	All Other
			Stock	Option	Compen-	sation	Compen-
Name and	Year	Salary	Awards	Awards	sation	Earnings	sation	Total
Principal Position	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Paul J. Bonavia	2009	593,327	245,995	297,342	599,800	70,550	154,932	1,961,946
Chairman, President and Chief Executive Officer

Kevin P. Larson	2009	339,027	167,830	162,026	204,300	36,310	15,256	924,749
Senior Vice President and	2008	315,499	99,371	152,213	132,700	208,912	14,366	923,061
Chief Financial Officer	2007	299,814	155,308	155,517	237,632	0	49,237	897,508

Michael J. DeConcini	2009	344,417	169,992	164,625	220,000	10,016	15,499	924,549
Senior Vice President and	2008	320,112	100,910	154,623	134,800	161,064	15,485	886,994
Chief Operating Officer,	2007	300,178	155,308	155,517	243,608	0	74,960	929,571
Transmission and Distribution

Raymond S. Heyman	2009	348,448	172,132	162,026	204,300	101,114	15,680	1,003,700
Senior Vice President and	2008	319,949	99,371	152,213	132,700	159,468	14,408	878,109
General Counsel	2007	304,077	155,308	155,517	146,000	43,651	14,183	818,736

Karen G. Kissinger	2009	267,359	137,265	127,574	138,000	8,869	12,031	691,099
Vice President, Controller and	2008	248,493	78,334	119,943	83,700	205,525	11,182	747,177
Chief Compliance Officer	2007	236,731	122,731	122,854	179,648	0	13,011	674,975

(1)
The amounts included in the “Stock Awards” column reflect the grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth on pages 153-157 of the Company’s annual report on Form 10-K filed with the SEC on February 26, 2010, and available on its website www.UNS.com. To the extent that the stock awards are subject to performance-based vesting conditions, the amounts in the column reflect the probable outcome. The maximum value for the 2009 performance share stock award, which is based on the closing price per share on the grant date, is $445,698 for Paul Bonavia, $304,077 for Kevin P. Larson, $307,994 for Michael J. DeConcini, $311,871 for Raymond S. Heyman and $248,698 for Karen S. Kissinger.

(2)
The amounts included in the “Option Awards” column reflect the full grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth on pages 153-157 of the Company’s annual report on Form 10-K filed with the SEC on February 26, 2010, and available on its website www.UNS.com. These amounts disregard estimates of forfeitures related to service based vesting conditions.

(3)	The 2009 PEP awards included in this column were paid during the first quarter of 2010.

(4)
This column reflects the change in the actuarial present value of the accumulated benefit under all defined benefit plans (the Retirement Plan and Excess Benefit Plan). Due to a change in actuarial assumptions for the 2007 measurement date, the change in pension value for three of the Named Executives was negative for 2007, and in accordance with the SEC rules, UniSource Energy reports these amounts as zero. UniSource Energy does not pay “above market” interest on non-qualified deferred compensation; therefore, this column reflects pension accruals only. See the discussion of the non-qualified DCP on page 39.

(5)	The amounts in the “All Other Compensation” column include the following payments that UniSource Energy made on behalf of the Named Executives:

			Non-Qualified
			Plan 401(k)
		Qualified	Matching
		Plan 401(k)	Contributions
		Matching	– Contributed
		Contributions	in 2010	Relocation	Total
Name	Year	($)	($)	($)	($)
Paul J. Bonavia	2009	11,025	5,475	138,432	154,932
Kevin P. Larson	2009	11,025	4,231	0	15,256
Michael J. DeConcini	2009	11,025	4,474	0	15,499
Raymond S. Heyman	2009	11,025	4,655	0	15,680
Karen G. Kissinger	2009	11,025	1,006	0	12,031
The Company provided the following limited perquisites in 2009: (i) reimbursement of the CEO’s relocation costs in the amount of $138,432, which includes a tax gross-up of $29,059, as listed in the table in Footnote 5 to the Summary Compensation Table—2009, above; (ii) a small reimbursement paid to the CEO for travel expenses incurred by the CEO’s spouse in attending the Edison Electric Institute annual meeting of the chief executive officers; and (iii) a small reimbursement paid to Mr. DeConcini for an annual social club membership fee. As discussed under “Other Compensation” in the “Compensation, Discussion and Analysis” section, beginning in 2010, the Company will discontinue reimbursements for such travel expenses incurred by the spouses of executive officers, subject to the Compensation Committee’s ability to exercise discretion to allow such reimbursements in the future.

GRANTS OF PLAN-BASED AWARDS – 2009
The following table sets forth information regarding plan-based awards to the Company’s Named Executives in 2009. The compensation plans under which the grants in the following table were made are generally described in the “Compensation Discussion and Analysis” section, beginning on page 15 and include the PEP, which provides for non-equity (cash) performance awards, and the 2006 Omnibus Plan, which provides for equity-based performance awards including stock options and performance shares.

								All Other
								Option
								Awards:	Exercise
		Estimated Possible Payouts			Estimated Future Payouts			Number of	or Base
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Securities	Price of	Grant Date
		Awards (1)			Awards (2)			Under-	Option	Fair Value of
		Thresh-		Maxi-	Thresh-		Maxi-	lying	Awards	Stock and
	Grant	old	Target	mum	old	Target	mum	Options	($/Sh)	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(4)	Awards ($)(5)
PAUL J. BONAVIA
PEP	2/12/2009	240,000	480,000	720,000
Performance Share	2/12/2009				5,690	11,380	17,070			245,995
Stock Options	2/12/2009							59,940	26.11	297,342
KEVIN P. LARSON
PEP	2/12/2009	81,800	163,500	245,300
Performance Share	2/12/2009				3,882	7,764	11,646			167,830
Stock Options	2/12/2009							32,660	26.11	162,026
MICHAEL J. DECONCINI
PEP	2/12/2009	83,100	166,100	249,200
Performance Share	212/2009				3,932	7,864	11,796			169,992
Stock Options	2/12/2009							33,180	26.11	164,625

								All Other
								Option
								Awards:	Exercise
		Estimated Possible Payments			Estimated Possible Payments			Number of	or Base
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Securities	Price of	Grant Date
		Awards (1)			Awards (2)			Under-	Option	Fair Value of
		Thresh-		Maxi-	Thresh-		Maxi-	lying	Awards	Stock and
	Grant	old	Target	mum	old	Target	mum	Options	($/Sh)	Option
Name	Date	($)(1)	($)	($)	(#)	(#)	(#)	(#)(3)	(4)	Awards ($)(5)
RAYMOND S. HEYMAN
PEP	2/12/2009	81,800	163,500	245,300
Performance Share	2/12/2009				3,981	7,963	11,944			172,132
Stock Options	2/12/2009							32,660	26.11	162,026
KAREN G. KISSINGER
PEP	2/12/2009	51,500	103,000	154,400
Performance Share	2/12/2009				3,175	6,350	9,525			137,265
Stock Options	2/12/2009							25,710	26.11	127,574

(1)
The amounts shown in this column reflect the range of payouts (50%-150% of the target award) for 2009 performance under the PEP, as described in the “Short-Term Incentive Compensation” section of the “Compensation Discussion and Analysis” above. These amounts are based on the individual’s current salary and position. The amount of cash incentive actually paid under the PEP for 2009 is reflected in the “Summary Compensation Table” above.

(2)
The amounts shown in this column reflect the range (50%-150% of the target award) of payouts in the form of performance shares targeted for 2009 performance under the 2006 Omnibus Plan for long-term incentive compensation, as described in the “Long-Term Incentive Compensation” section of the “Compensation Discussion and Analysis” section above. The following example is an illustration of the Company’s method for determining the threshold, target and maximum number of shares subject to the equity incentive awards under the long-term incentive plan. In 2009, the CEO’s base salary was $600,000; therefore, the target value of the CEO’s long-term incentive award was $600,000, which equaled 100% of his base salary. As described in the “Compensation Discussion and Analysis” section, UniSource Energy granted one-half of that award ($600,000/2 = $300,000) in the form of performance shares and one-half in the form of stock options. Each performance share had an initial value equal to the fair market value of one share of UniSource Energy’s common stock as of a date preceding the date of the Compensation Committee meeting at which the awards were granted ($26.34), which produced a target award of 11,380 performance shares, rounded down to the nearest 10 shares ($300,000/$26.34= 11,380 shares, rounded down to the nearest ten shares). Threshold equaled 5,690 shares, which was 50% of target (11,380 shares * 50% = 5,690 shares), and maximum equaled 17,070 shares, which was 150% of target (11,380 shares * 150% = 17,070 shares).

The Named Executives, other than Mr. Bonavia, received an additional one-time enhancement of performance shares in 2009. Mr. Heyman received 1,763, Mr. Larson and Mr. DeConcini received 1,564, and Ms. Kissinger received 1,470 additional performance shares in 2009.

(3)
Stock options granted under the 2006 Omnibus Plan are described in the “Outstanding Equity Awards at Fiscal Year-End” table below. Options are granted with an exercise price equal to 100% of the fair market value on the date of grant; they vest in one-third increments over a three year period and expire after 10 years. The number of stock options awarded was determined by dividing the target value of the stock option award ($300,000) by the FAS 123R “fair value” of an option as of a date preceding the date of the Compensation Committee meeting at which the options were granted ($5.0046), resulting in a grant of 59,940 stock options, rounded down to the nearest 10 shares ($300,000/$5.0046 = 59,940, rounded down to the nearest 10 shares). The exercise price for each option was set at the closing price on the actual grant date.

(4)	Exercise price for the February 12, 2009 stock option award was $26.11, which was the closing price of the Company’s common stock on the NYSE on the grant date.

(5)	This amount has been determined in accordance with FASB ASC Topic 718 based on the fair value of UniSource Energy’s common stock as of the grant date, which was $26.11 per share for 2009 awards.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2009
The following table summarizes the number of securities underlying outstanding plan awards for each Named Executive as of December 31, 2009.

	Option Awards(1)					Stock Awards(2)
							Equity
							Incentive
							Plan
							Awards:
						Equity	Market or
						Incentive Plan	Payout
						Awards:	Value of
						Number of	Unearned
						Unearned	Shares,
			Number of			Shares, Units	Units or
			Securities			or Other	Other Rights
		Number of Securities	Underlying	Option		Rights That	That Have
		Underlying Unexercised	Options (#)	Exercise	Option Expiration	Have Not	Not Vested
Name	Grant Date	Options (#) Exercisable	Unexercisable	Price ($)	Date	Vested (#)	($)(3)
Paul J. Bonavia
	2/12/2009		59,940	26.11	2/12/2019
	2/12/2009					5,690	183,161

Kevin P. Larson
	8/3/2000	17,000		15.28	8/3/2010
	1/2/2002	35,000		18.12	1/2/2012
	5/9/2003	7,783		17.84	5/9/2013
	5/5/2006	19,910		30.55	5/5/2016
	3/20/2007	11,306	5,654	37.88	3/20/2017
	2/27/2008	11,963	23,927	26.18	2/27/2018
	2/12/2009		32,660	26.11	2/12/2019
	3/20/2007					3,075	98,984
	2/27/2008					8,715	280,536
	2/12/2009					3,882	124,962

	Option Awards(1)					Stock Awards(2)
							Equity
							Incentive
							Plan
							Awards:
						Equity	Market or
						Incentive Plan	Payout
						Awards:	Value of
						Number of	Unearned
						Unearned	Shares,
			Number of			Shares, Units	Units or
			Securities			or Other	Other Rights
		Number of Securities	Underlying	Option		Rights That	That Have
		Underlying Unexercised	Options (#)	Exercise	Option Expiration	Have Not	Not Vested
Name	Grant Date	Options (#) Exercisable	Unexercisable	Price ($)	Date	Vested (#)	($)(3)
Michael J. DeConcini
	8/3/2000	20,000		15.28	8/3/2010
	8/2/2001	30,000		17.91	8/2/2011
	1/2/2002	40,000		18.12	1/2/2012
	5/9/2003	8,137		17.84	5/9/2013
	5/5/2006	19,910		30.55	5/5/2016
	3/20/2007	11,306	5,654	37.88	3/20/2017
	2/27/2008	12,153	24,307	26.18	2/27/2018
	2/12/2009		33,180	26.11	2/12/2019
	3/20/2007					3,075	98,984
	2/27/2008					8,850	284,882
	2/12/2009					3,932	126,571

Raymond S. Heyman
	9/15/2005	50,000		33.55	9/15/2015
	5/5/2006	19,910		30.55	5/5/2016
	3/20/2007	11,306	5,654	37.88	3/20/2017
	2/27/2008	11,963	23,927	26.18	2/27/2018
	2/12/2009		32,660	26.11	2/12/2019
	3/20/2007					3,075	98,984
	2/27/2008					8,715	280,536
	2/12/2009					3,982	128,164

	Option Awards(1)					Stock Awards(2)
							Equity
							Incentive
							Plan
							Awards:
						Equity	Market or
						Incentive Plan	Payout
						Awards:	Value of
						Number of	Unearned
						Unearned	Shares,
			Number of			Shares, Units	Units or
			Securities			or Other	Other Rights
		Number of Securities	Underlying	Option		Rights That	That Have
		Underlying Unexercised	Options (#)	Exercise	Option Expiration	Have Not	Not Vested
Name	Grant Date	Options (#) Exercisable	Unexercisable	Price ($)	Date	Vested (#)	($)(3)
Karen G. Kissinger
	8/2/2001	7,000		17.91	8/2/2011
	1/2/2002	1,152		18.12	1/2/2012
	5/5/2006	15,790		30.55	5/5/2016
	3/20/2007	8,933	4,467	37.88	3/20/2017
	2/27/2008	9,426	18,854	26.18	2/27/2018
	2/12/2009		25,710	26.11	2/12/2019
	3/20/2007					2,430	78,221
	2/27/2008					6,870	221,145
	2/12/2009					3,175	102,203

(1)	All options listed above vest at a rate of 33 1/3% per year on the anniversary dates of the initial grant over the first three years of the 10-year option term.

(2)	Performance shares vest, if at all, after three years based on the achievement of performance of the cumulative goals over the applicable three-year period.

(3)
The amounts shown reflect the projected value of the performance share awards as of December 31, 2009. The projections regarding achievement of the performance goals were the same projections used to determine the 2009 compensation expense related to the outstanding awards for financial reporting purposes, and were done in the manner required by FASB ASC Topic 718.

The amounts in the “Stock Awards” column for the March 20, 2007 award are the amounts that will be paid out from the 2007 performance share grant, which will be paid out within 2 1/2 months following the end of the performance period.
The 2007 performance share awards were tied to the achievement of diluted earnings per share (“EPS”) and operating cash flow goals over the 2007-2009 performance period.

The cumulative diluted EPS for the 2007-2009 performance period was $4.65 per share, which is less than the threshold, and resulted in no payment on the diluted EPS goal. The cumulative operating cash flow was $947.8 million and resulted in a 75% operating cash flow payout.
The cumulative diluted EPS goal ranged from $6.12 per share (threshold) to $6.40 per share (target) to $7.40 per share (outstanding). The corresponding payout levels ranged from 25% to 75% of the target award. As noted above, the cumulative diluted EPS for the three-year period comprising 2007-2009 was less than the threshold level; therefore, there was no payout on the diluted EPS goal.
The operating cash flows goals ranged from $845 million (threshold) to $865 (target) to $915 million (outstanding). The corresponding payout levels ranged from 25% to 75% of the target award. The Company achieved a cumulative operating cash flows level of $947.8 million, which resulted in a payout level of 75% of the target amount for that factor.
OPTION EXERCISES AND STOCK VESTED
The following table includes certain information with respect to the options exercised by the Company’s Named Executives during the year ended December 31, 2009.

Option Awards
Number of
	Shares Acquired	Value Realized on
	on Exercise	Exercise
Name	(#)(1)	($)(2)
Michael J. DeConcini	28,900	415,156

(1)
Of shares exercised, the following numbers of shares were due to options that otherwise would have expired during the year: Michael J. DeConcini, 8,900. Mr. DeConcini retained 1,000 of the shares acquired through the exercise of the options indicated above.

(2)
For options that are exercised in cashless transactions, UniSource Energy bases this value on the spread between the exercise price and the actual price at which the shares of common stock are sold in the market. For options that are exercised and retained by the Named Executive, the Company bases this value on the spread between the exercise price and the actual market price of UniSource Energy’s common stock at the time of exercise.

PENSION BENEFITS
The following table shows the present value of accumulated benefits payable to each of the Named Executives, including the number of years of service credited to each such Named Executive, under each of the Retirement Plan and the Excess Benefit Plan determined using interest rate and mortality rate assumptions used in the Company’s financial statements as set forth on pages 144-153 of the Company’s annual report on Form 10-K. Information regarding the Retirement Plan and the Excess Benefit Plan can be found under the heading “Retirement and Other Benefits” on page 28.

		Number of Years	Present Value of	Payments During Last
		Credited Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Paul J. Bonavia	Tucson Electric Power Salaried Employees Retirement Plan (1)	1.00	28,808	0
	Tucson Electric Power Excess Benefit Plan (2)	1.00	41,742	0

Kevin P. Larson	Tucson Electric Power Salaried Employees Retirement Plan (1)	24.83	463,694	0
	Tucson Electric Power Excess Benefit Plan (2)	24.83	404,390	0

Michael J. DeConcini	Tucson Electric Power Salaried Employees Retirement Plan (1)	21.08	253,003	0
	Tucson Electric Power Excess Benefit Plan (2)	21.08	314,937	0

Raymond S. Heyman	Tucson Electric Power Salaried Employees Retirement Plan (1)	4.33	86,900	0
	Tucson Electric Power Excess Benefit Plan (2)	4.33	295,551	0

Karen G. Kissinger	Tucson Electric Power Salaried Employees Retirement Plan (1)	19	427,348	0
	Tucson Electric Power Excess Benefit Plan (2)	19	364,402	0

(1)
The Retirement Plan is intended to meet the requirements of a qualified benefit plan for Code purposes, and is funded by the Company and made available to all eligible employees. The Retirement Plan provides an annual income upon retirement based on the following formula:

1.6% x years of service (up to 25 years) x final average pay

Final average pay is calculated as the average of basic monthly earnings on the first of the month following the employee’s birthday during the five consecutive plan years in which basic monthly earnings were the highest, within the last 15 plan years before retirement. Years of service are based on years and months of employment. A Retirement Plan participant is fully vested in his or her retirement benefit after five years of service. The maximum benefit available under the Retirement Plan is an annual income of 40% of final average pay (as defined above). Plan compensation for purposes of determining final average pay is limited by IRS compensation limits under Code Section 401(a)(17). For 2009, the limit was $245,000 in annual income. Employees are eligible to retire early with an unreduced pension benefit if (i) the combination of their age and years of service equals or exceeds 85 or (ii) they are age 62 and have completed 10 years of service. Employees are also eligible to early retirement with a reduced pension benefit at age 55 with at least 10 years of service. The reduction at age 55 with 10 years of service is 42.6% and continues to be reduced at a lesser amount up to age 62, where there is no reduction. All optional forms of the benefit are actuarially equivalent.

(2)
The Retirement Plan is subject to Code limitations on the amount of compensation that can be taken into account and on the amount of benefits that can be provided. The Excess Benefit Plan provides the retirement benefits to executive officers that would have been provided under the Retirement Plan if the Code limitations did not apply. The Excess Benefit Plan retirement benefit is calculated generally using the same pension formula as the Retirement Plan formula but with some modifications. Compensation for purposes of the Excess Benefit Plan is determined without regard to IRS limits on compensation and by including voluntary salary reductions to the DCP, and any annual incentive payment received under the PEP. The retirement benefit payable from the Excess Benefit Plan is reduced by the benefit payable to that person from the Retirement Plan. Full vesting occurs after five years of service. Benefits are payable in a lump sum or annuity, at the retiree’s election.

NON-QUALIFIED DEFERRED COMPENSATION
UniSource Energy sponsors the DCP for directors, executive officers and certain other employees of UniSource Energy. Under the DCP, employee participants are allowed to defer on a pre-tax basis up to 100% of base salary and cash bonuses and non-employee director participants are allowed to defer up to 100% of their cash compensation. This deferral plan also allows the executive employee participants to receive the 401(k) Company match that cannot be contributed to the 401(k) Plan because of limitations imposed by the Code. The deferred amounts are valued daily as if invested in one or more of a number of investment funds, including UniSource Energy stock units, each of which may appreciate or depreciate in value over time. The choice of investment funds is determined by the individual participant.

		Registrant	Aggregate		Aggregate
	Executive	Contributions	Earnings in	Aggregate	Balance at
	Contributions	in Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
	in Last Fiscal	Year	Year	Distributions	Year End
Name	Year ($)(1)	($)(2)	($)(3)	($)	($)
Kevin P. Larson	0	3,840	5,594	0	44,368
Michael J. DeConcini	0	4,055	4,127	0	32,555
Raymond S. Heyman	0	4,047	409	0	10,660
Karen G. Kissinger	0	832	8,330	0	69,116

(1)	Represents contributions to the DCP by the Named Executives during the year. These amounts are included in the salary column of the “Summary Compensation Table” above.

(2)	The amounts shown in this column reflect the actual contributions made in 2009 for the 2008 plan year.

(3)
Represents the total market based earnings (losses) for the year on all deferred compensation under the plan based on the investment returns associated with the investment choices made by the Named Executive. Amounts in this column are not included in the “Summary Compensation Table.”

The following table shows the deemed investment options available, and the annual rate of return for the calendar year ended December 31, 2009, under the DCP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Fidelity Retirement Money Market	0.63%	Fidelity Spartan Us Equity Index	26.51%
Fidelity Intermediate Bond	17.13%	Fidelity Growth Company	41.15%
Janus Flexible Bond	12.54%	Fidelity Low Price Stock	39.08%
Fidelity Asset Manager	30.94%	Janus Worldwide	37.68%
Fidelity Equity-Income	29.54%	UniSource Energy Corporation Stock	14.41%
Fidelity Magellan	41.13%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Three of the Named Executives, Messrs. DeConcini and Larson and Ms. Kissinger, were subject to change in control agreements executed in 1998 (collectively, the “1998 Agreements”). A “Change in Control”, as defined in the 1998 Agreements, included the acquisition of beneficial ownership of 30% of the common stock of UniSource Energy, certain changes in the Board, approval by the shareholders of certain mergers, or consolidations or certain transfers of the assets of UniSource Energy. As used in this section titled “Potential Payments Upon Termination or Change in Control”, the term “1998 Change in Control” shall mean a “Change in Control”, as defined in the 1998 Agreements. The 1998 Agreements provided that each executive officer be employed by TEP or one of its subsidiaries or affiliates, in a position comparable to his/her current position, with compensation and benefits that were at least equal to his/her then current compensation and benefits, for an employment period of five years after a 1998 Change in Control (subject to earlier termination due to the executive officer’s acceptance of a position with another company or termination for cause). For purposes of this section titled “Potential Payments Upon Termination or Change in Control” only, “TEP” shall mean TEP or one of its subsidiaries or affiliates, as applicable.
The 1998 Agreements were in effect until the later of: (i) five years after the date either TEP or the executive officer gave written notice of termination of the 1998 Agreement, or (ii) if a 1998 Change in Control occurred during the term of the 1998 Agreements, five years after the 1998 Change in Control. On March 29, 2004, a 1998 Change in Control occurred when the Company’s shareholders, at a special meeting, approved the acquisition agreement that provided for an affiliate of Saguaro Utility Group L.P. to acquire all of UniSource Energy’s outstanding shares of common stock.
On March 3, 2005, TEP provided the executive officers of the Company with written notice of termination of the 1998 Agreements effective March 3, 2010, the fifth anniversary of the date of the written notice of termination.
According to the 1998 Agreements, if an executive officer’s employment was terminated by TEP (with the exception of termination due to the executive officer’s acceptance of another position or for cause), or if the executive officer terminated employment because (i) there was a material change by TEP of the executive officer’s status, title, authority, duties or responsibilities, (ii) the executive officer was assigned or reassigned to another place of employment more than fifty miles from the executive officer’s current place of employment, (iii) a liquidation, dissolution, consolidation or merger of TEP occurred, or (iv) a reduction in the executive officer’s target compensation occurred, prior to March 29, 2009 (or within five years of any subsequent 1998 Change in Control), the executive officer was entitled to severance benefits in the form of: (a) a lump sum payment equal to the present value of three times the sum of annual salary and prorated target bonus (“cash severance”), (b) the present value of the additional amount (including any amount under the Excess Benefit Plan) the executive officer would have received under the Retirement Plan if the executive officer had continued to be employed for the five-year period after a 1998 Change in Control occurred, plus (c) the present value of any executive officer award under the 2006 Omnibus Plan or any successor plan, which was outstanding at the time of the executive officer’s termination (whether vested or not), prorated based on length of service. Such executive officer would also be entitled to continue to participate in TEP’s health, death and disability benefit plans for five years after the termination. The 1998 Agreements further provided that TEP would make a payment to the executive officer to offset any golden parachute excise taxes that were imposed in accordance with Code sections 280G and 4999. Any payments made in respect of such excise taxes would not have been deductible by the Company. Cash severance would also have been paid under the 1998 Agreements if an officer died or became disabled prior to March 29, 2009 (or within five years of any subsequent 1998 Change in Control).
2009 Amended and Restated Agreements
In October 2009, the 1998 Agreements were amended and restated (collectively, the “Amended and Restated Agreements”). The Amended and Restated Agreements did not change the type or level of benefits provided under the 1998 Agreements; however, the definitions of “change in control,” “cause for termination” and “good reason for resignation” changed to comply with Code Section 409A and to be consistent with current “best practices.” According to the new definition, a change of control occurs upon: (i) the acquisition of beneficial ownership of 40% of the common stock of UniSource Energy; (ii) certain changes in the Board; (iii) the closing of certain mergers or consolidations; or (iv) certain transfers of the assets of UniSource Energy, and appropriate final regulatory approval was received, or the transfer, merger or acquisition was closed.

The Amended and Restated Agreements contain a number of material conditions or obligations applicable to the receipt of payments or benefits, which require the executive officer to (i) continue to abide by the terms and provisions of the Company’s policies that protect various forms of confidential information and intellectual property; (ii) refrain from consulting with, engaging in or acting as an advisor to another company about business that competes with the Company; (iii) refrain from soliciting business for or in connection with any competing business (a) from any individual or entity that obtained products or services from the Company at any time during the executive officer’s employment with the Company, or (b) from any individual or entity that was solicited by the executive officer on behalf of the Company; and (iv) refrain from soliciting employees of the Company who would have the skills and knowledge necessary to enable or assist efforts by the executive officer to engage in a competing business. Item (i) referred to in this paragraph contains no durational limit, nor does the Amended and Restated Agreement include any provision providing for waiver of a breach of item (i). Items (ii) through (iv) referred to in this paragraph are effective for a period of one year following the date of the executive officer’s termination. Breach of items (ii) through (iv) is waived if the Company materially defaults on any of its obligations under the Amended and Restated Agreement.
The term of the Amended and Restated Agreements expired on March 3, 2010 and, as described below, Messrs. DeConcini and Larson and Ms. Kissinger are currently covered under New Agreements, as defined below.
The Bonavia Employment Agreement and the New Agreements
In January 2009, TEP entered into an employment agreement with Mr. Bonavia (the “Bonavia Employment Agreement”). The Bonavia Employment Agreement provides for severance benefits in the event the executive officer is terminated from his employment without cause or resigns his employment for good reason (“Severance Benefits”), and only after executing a release of claims. Severance Benefits under the Bonavia Employment Agreement include (1) continuation of executive officer’s base salary for a period of 24 months from the effective date of the executive officer’s separation from service, to be paid in regular installments in accordance with the Company’s regular payroll practices; (2) continuation of any health, life, disability or other insurance benefits that the executive officer was receiving as of his last day of active employment for a period of 12 months following separation from service or until the day on which the executive officer becomes eligible to receive substantially similar benefits under any plan or program of any successor employer, whichever occurs first. The Bonavia Employment Agreement also contains change in control provisions.
In October 2009, TEP entered into a change in control agreement with Mr. Heyman (the “Heyman Agreement”), and on March 4, 2010, following the expiration of the Amended and Restated Agreements, TEP entered into new change in control agreements with Messrs. DeConcini and Larson and Ms. Kissinger (such new agreements and the Heyman Agreement, collectively, the “New Agreements”), which changed the level of benefits provided. Under the Bonavia Agreement and the New Agreements, in the event that an executive officer’s employment is terminated by TEP (with the exception of termination due to the executive officer’s acceptance of another position or for cause), or if the executive officer terminates employment because of, and within two years following (i) the acquisition of beneficial ownership of 40% of the common stock of UniSource Energy, (ii) certain changes in the Board, (iii) the closing of certain mergers or consolidations or (iv) certain transfers of the assets of UniSource Energy, and appropriate final regulatory approval is received, or the transfer, merger or acquisition is closed (each, a “Change in Control”), then the executive officer is entitled to severance benefits in the form of: (i) a single lump sum payment in an amount equal to two (for Bonavia Employment Agreement), one and one-half (for Messrs. DeConcini, Larson and Heyman) or one (for Ms. Kissinger) times the greater of (a) the executive officer’s annualized base salary as of the date of the executive officer’s separation from service, or (b) the executive officer’s annualized base salary in effect immediately prior to any material diminution in the executive officer’s base salary following execution of the New Agreement or Bonavia Employment Agreement, as applicable; (ii) a single lump sum cash payment in an amount equal to two (for the Bonavia Employment Agreement), one and one-half (for Messrs. DeConcini, Larson and Heyman) or one (for Ms. Kissinger) times the average payment to which the executive officer was entitled pursuant to the short-term incentive compensation plan for the three calendar years immediately preceding the calendar year in which the executive officer’s separation from service occurs or, if that data is not available, the executive officer’s target payment under the short-term incentive compensation plan; (iii) a single lump sum cash payment in an amount equal to a prorated portion of the payment to which the executive officer would have been entitled under the short-term incentive compensation plan for the calendar year in which the executive officer’s separation from service occurs; and (iv) a single lump sum cash payment in the amount of the payment, if any, to which the executive officer is entitled under the short-term incentive compensation plan (based on the executive officer’s actual performance) for the year prior to the year in which the executive officer’s separation from service occurs, to the extent such payment has not already been paid to the executive officer.

Such executive officer would also be entitled to continue to participate in TEP’s health, life, disability or other insurance benefit plans for a period expiring on the earlier of (a) 24 months (for the Bonavia Employment Agreement), 18 months (for Messrs. DeConcini, Larson and Heyman), or 12 months (for Ms. Kissinger) following the executive officer’s separation from service, or in some cases for the respective period following the Change in Control event, or (b) the day on which the executive officer becomes eligible to receive any substantially similar benefits, on a benefit-by-benefit basis, under any plan or program of any successor employer. In the event the executive officer elected a high deductible health care plan pursuant to which TEP has agreed to make contributions to the executive officer’s health savings account, then TEP will pay to the executive officer a single lump sum cash payment in an amount equal to the contributions that TEP would have made to the executive officer’s health savings account during the respective benefit continuation period described above had the executive officer not incurred the separation from service.
Unlike the 1998 Agreements and the Amended and Restated Agreements, the Bonavia Employment Agreement and the New Agreements exclude the requirements that (i) TEP make a payment to the executive officer to offset any golden parachute excise taxes imposed in accordance with Code sections 280G and 4999; and (ii) severance benefits be paid if an executive officer died or became disabled during the protection period following a Change in Control. The Bonavia Employment Agreement and New Agreements also provide that the executive officer shall be employed by UniSource Energy or one of its subsidiaries or affiliates, in a position comparable to his current position, with compensation and benefits which are at least equal to his then-current compensation and benefits, for an employment period of two years after a Change in Control (subject to earlier termination for cause or the executive officer’s termination for good reason).
The Bonavia Employment Agreement and New Agreements contain a number of material conditions or obligations applicable to the receipt of payments or benefits, which require the executive officer to (i) continue to abide by the terms and provisions of the Company’s policies that protect various forms of confidential information and intellectual property; (ii) refrain from consulting with, engaging in or acting as an advisor to another company about business that competes with the Company; (iii) refrain from soliciting business for or in connection with any competing business (a) from any individual or entity that obtained products or services from the Company at any time during the executive officer’s employment with the Company or (b) from any individual or entity that was solicited by the executive officer on behalf of the Company; and (iv) refrain from soliciting employees of the Company who would have the skills and knowledge necessary to enable or assist efforts by the executive officer to engage in a competing business. Item (i) referred to in this paragraph contains no durational limit, nor do the Bonavia Employment Agreement or New Agreements include any provision providing for waiver of a breach of item (i). Items (ii) through (iv) referred to in this paragraph are effective for a period of one year following the date of the executive officer’s termination. Breach of items (ii) through (iv) is waived if the Company materially defaults on any of its obligations under the New Agreements.
Beginning in 2006, all long-term incentive awards contain a “double trigger” vesting provision, which provides for accelerated vesting only if outstanding awards are not assumed by an acquirer or the Named Executive is terminated without cause within 24 months of a Change in Control. The double trigger, which is viewed as a corporate governance “best practice”, ensures that the Named Executives do not receive accelerated benefits unless they are adversely affected by the Change in Control.
In May 2009, in order to formalize the Company’s historical practice of providing non-change in control severance pay in certain termination situations and to provide consistency in that practice, the Compensation Committee approved the creation of a severance pay plan (the “Severance Plan”) for all of the Company’s unclassified employees, including its Named Executives, which would provide for severance benefits in the event of a qualifying termination, which means a termination without cause. Cause for termination under the Severance Plan means (i) the willful failure of the employee to perform any of the employee’s duties for the employer which continues after the employer has given the participant written notice describing the failure and an opportunity to cure the failure, (ii) a material violation of Company policy, (iii) any act of fraud or dishonesty, (iv) willful failure to report to work for three days or to report to work on the agreed-upon date after a scheduled leave, or (v) willfully engaging in conduct that is demonstrably and materially injurious to the Company or any affiliate, monetarily or otherwise, including acts of fraud, misappropriation, violence or embezzlement for personal gain at the expense of the Company or any affiliate, conviction of (or plea of guilty or no contest or its equivalent to) a felony, or a misdemeanor involving immoral acts.

In the event of a qualifying termination, the Named Executive would be entitled to (i) a cash severance payment equal to a multiple of base salary (two times for CEO, one and one-half times for Messrs. DeConcini, Heyman and Larson, and one time for Ms. Kissinger); (ii) continued subsidy of the premiums for COBRA medical, dental and vision coverage at the same rate as that paid by the Company prior to the separation from service for a period of the lesser of (a) 12 months, or (b) the date when the Named Executive becomes eligible for comparable benefits offered by a subsequent employer; and (iii) a portion of the amount to which the Named Executive would have been entitled under the Company’s PEP or any successor plan, had the Named Executive not incurred a separation from service. Receipt of benefits under the Severance Plan is contingent upon execution of a release of claims against the Company and subject to compliance with restrictive covenants, including perpetual confidentiality and non-disparagement provisions, and non-compete and non-solicitation requirements effective for the applicable severance period (two years for CEO, one and one-half years for Messrs. DeConcini, Heyman and Larson, and one year for Ms. Kissinger). Duplication of benefits provided under the Severance Plan is not permitted, and benefits payable under the Severance Plan cease in the event the Named Executive becomes eligible for change in control severance benefits.
In the event a Named Executive becomes eligible to receive severance benefits under the Severance Plan and has elected a health care option pursuant to which the Company has agreed to make pre-tax contributions to the Named Executive’s Health Savings Account, then the Company will pay the Named Executive an amount equal to the contributions the Company would have made to the Named Executive’s health savings account during the twelve month period immediately following the Named Executive’s separation from service, plus a tax allowance in an amount equal to the federal, state and local taxes imposed on the Named Executive with respect to such contributions and with respect to the tax allowance.
The Severance Plan was approved in 2009 and will be executed in the first half of 2010.
Other than the agreements described above, UniSource Energy has not entered into any other severance agreements or employment agreements with any Named Executives.
The following table and summary set forth potential payments payable to the Named Executives upon termination of employment or a Change in Control. The table below reflects amounts payable to the Named Executives assuming their employment was terminated on December 31, 2009:

	If Retirement or	If “Change In Control”		If “Non-Change In
	Voluntary	and Qualifying	If Death or	Control”
	Termination	Termination Occurs ($)	Disability	Termination
Name	Occurs (1)	(2)	Occurs ($) (3)	Occurs($) (4)
Paul J. Bonavia	—	3,384,802	364,435	1,207,022
Kevin P. Larson	—	5,309,453	342,374	—
Michael J. DeConcini	—	3,872,445	347,819	—
Raymond S. Heyman	—	1,685,185	342,374	—
Karen G. Kissinger	—	3,370,495	269,623	—
Under the New Agreements, there is a reduction in the severance multiple from three times for the prior Chief Executive Officer to two times (current CEO), three times to one and one half times (Senior Vice Presidents DeConcini, Heyman and Larson), and three times to one times (for Vice President Kissinger).

(1)
In the event of retirement or voluntary termination, each of the Named Executives would be entitled to receive vested and accrued benefits payable from the Retirement Plan and the Excess Benefit Plan, but no form or amount of any such payment would be increased or otherwise enhanced nor would vesting be accelerated with respect to such plans. In addition, no accelerated vesting of options or performance shares would occur. Retirement Plan and Excess Benefit Plan information for the Named Executives is set forth in the “Pension Benefits Table” above. Mr. Heyman is not vested in the retirement plans as of December 31, 2009.

(2)	The breakout of the above referenced elements for the Named Executives is as follows:

		Prorated	Stock	Performance	Medical	Retirement	Tax
Named	Cash	Bonus	Options	Shares	Benefits	Benefits	Gross-up	Total
Executive	($)	($)	($)	($)	($)	($)	($)	($)
Paul J. Bonavia	2,160,000	480,000	364,435	366,322	14,045	0	0	3,384,802
Kevin P. Larson	1,471,500	163,500	342,374	436,947	20,219	1,423,728	1,451,185	5,309,453
Michael J. DeConcini	1,494,900	166,100	347,819	443,063	101,552	307,104	1,011,906	3,872,445
Raymond S. Heyman	713,350	163,500	342,374	443,353	22,608	0	0	1,685,185
Karen Kissinger	1,081,080	102,960	269,623	351,837	94,300	624,276	846,419	3,370,495

(3)
Amounts in this column reflect the value of all unvested options that would accelerate upon the death or disability of the Named Executives. There is no acceleration of performance shares. In addition, in the event of death, the Named Executive’s survivor would be entitled to receive a death benefit in the form of a survivor annuity which is funded from the Retirement Plan and Excess Benefit Plan. The amount payable to the survivor would be less than the amount that would otherwise have been payable to the Named Executive had the Named Executive survived and received retirement benefits under the Retirement Plan and Excess Benefit Plan. There would be no enhancements as to form, amount or vesting of such benefits in the event of a Named Executive’s death.

(4)
This column reflects the amounts payable in the event of an involuntary termination without cause or a resignation for good reason, as of December 31, 2009, under the terms of the Bonavia Employment Agreement, which is discussed in more detail above. The breakout of the above-referenced payment is as follows:

	Cash	Medical Benefits	Total
Named Executive	($)	($)	($)
Paul J. Bonavia	1,200,000	7,022	1,207,022
DIRECTOR COMPENSATION
Effective August 31, 2009, UniSource Energy removed all UniSource Energy Board members from the TEP and UES boards, thus eliminating fees associated with serving on these boards. The desired outcome was that the impact of this change in Board structure be “cash neutral” to the directors. There was no change in the director’s workload since committee activity did not change, as most of the Company business was historically conducted at the parent company level. With that objective in mind, the annual cash retainer was increased from $40,000 to $50,000, effective September 1, 2009. Messrs. Bonavia, DeConcini, Heyman and Larson replaced the UniSource Energy Board members that were on the TEP and UES boards, but receive no additional compensation for assuming such positions.
For 2009, the Company’s non-employee directors received the following compensation:
1.
Annual cash retainer paid in monthly installments. As noted above, the amount of the annual cash retainer increased in 2009 from $40,000 to $50,000. Therefore, in 2009, the directors received monthly installments equaling one-twelfth of $40,000 for the months of January through August, and equaling one-twelfth of $50,000 for the months of September through December, resulting in a total annual cash retainer in the amount of $43,333.

2.
Additional annual cash retainer of $20,000 for the Lead Director, $10,000 for the Audit Chair, $7,500 for each of the Compensation and Corporate Governance Chairs, and $5,000 for all other committee chairs, all of which are paid in quarterly installments.

3.	Board and committee meeting fees of $1,000 per meeting.

4.	Annual award of $45,000 in restricted stock units:
•
Directors serving on the date of the Annual Shareholders’ meeting receive a grant on the date of that meeting. Any person who first becomes a director after the Annual Shareholders’ meeting receives a grant on a date approved by the Compensation Committee. All restricted stock unit grants to directors vest at the earlier of the next annual meeting following grant date or the first anniversary of grant.

•	The actual number of restricted stock units granted is calculated by dividing $45,000 by the closing price of UniSource Energy’s common stock on the date of grant.

•
Vested stock units must be deferred and distributed in January of the year following the year during which a director ceases to serve as a member of UniSource Energy’s Board. Deferred stock units accrue dividend equivalents during the deferral period. Deferred stock units will be distributed in shares of Company stock.

The CEO, who serves as Chairman of the Board, does not receive any additional compensation for serving as a director. Directors may elect to defer cash fees and retainers under the DCP, which is described on page 39.
In 2007, UniSource Energy adopted formal stock ownership guidelines for non-employee directors. Non-employee directors are expected to accumulate Company shares with a value equal to 500% of the annual equity grant. As of December 31, 2009, all non-employee directors have achieved their target ownership level, other than those non-employee directors elected after this policy was adopted who are making progress toward meeting the guideline. Shares owned outright, including shares held in street name accounts, jointly with spouse, or in trust for the non-employee director’s benefit, and deferred stock units count towards meeting the guideline.

The following table summarizes the compensation earned by non-employee directors of the Company for the year ended December 31, 2009.

	Fees Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name (1)	($)(2)	($) (3)(4)(5)	($)(6)	($)
Lawrence J. Aldrich	72,333	45,000	6,677	124,010
Barbara M. Baumann	87,333	45,000	6,345	138,768
Larry W. Bickle	71,333	45,000	9,381	125,714
Elizabeth T. Bilby	69,333	45,000	9,542	123,875
Harold W. Burlingame	77,833	45,000	10,525	133,358
John L. Carter	111,333	45,000	5,758	162,091
Robert A. Elliott	76,333	45,000	5,392	126,725
Daniel W. L. Fessler	75,833	45,000	11,792	132,625
Louise L. Francesconi	76,333	45,000	1,233	122,566
Warren Y. Jobe	80,666	45,000	9,999	135,665
Ramiro G. Peru	78,000	45,000	3,091	126,091
Gregory A. Pivirotto	78,333	45,000	3,091	126,424
Joaquin Ruiz	75,333	45,000	6,300	126,633

(1)
Mr. Bonavia is not included in this table, as he is an employee of the Company and thus receives no additional compensation for his service as a director. The compensation received by Mr. Bonavia as an employee of the Company is shown in the “Summary Compensation Table.”

(2)	Lawrence J. Aldrich, Barbara M. Baumann and Harold W. Burlingame deferred 100% of fees earned in 2009 into the DCP.

(3)	Each non-employee director received an annual restricted stock unit award valued at $45,000 in 2009.

(4)	As of December 31, 2009, all outside directors held 1,683 unvested share units.

(5)	As of December 31, 2009 all stock options are vested and are reported in the Security Ownership of Management table on pages 6 and 7.

(6)
Amounts represent the value of dividend equivalents associated with restricted stock units and stock option awards held by the directors, expensed in accordance with FAS 123R. The amounts also include reimbursement to the applicable directors for travel expenses incurred by their respective spouses for attendance at invited functions coinciding with certain board meetings, and a tax gross-up with respect to the reimbursement. The amounts of the gross-ups were as follows: Ms. Baumann $622, Mr. Bickle $1,475, Mr. Burlingame $89 and Mr. Ruiz $487. As discussed under “Other Compensation” in the “Compensation, Discussion and Analysis” section, the Company will discontinue such reimbursements beginning in 2010, subject to the Compensation Committee’s ability to exercise discretion to allow such reimbursements in the future.

EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plans
UniSource Energy’s only equity-based compensation plan that has not been approved by shareholders is the DCP. Shareholder approval of the DCP has not been required because the provisions of the DCP permit the Company to payout deferred shares accumulated under the DCP in the form of cash or stock. Under the terms of the plan, distribution of deferred shares, which were previously approved by the Compensation Committee, will be made in cash, unless the participant elects to receive the deferred shares in Company stock. Under the DCP, certain eligible executive officers and other employees selected for participation, and non-employee members of the Board, may elect to defer a percentage of the compensation or fees that would otherwise become payable to the individual for his services to UniSource Energy. The Company also credits DCP accounts of employees participating in the Company’s 401(k) Plan with the additional amount of UniSource Energy matching contributions that the participant would have been entitled to under the 401(k) Plan if certain Code limits did not apply to limit the amount of UniSource Energy matching contributions made under the 401(k) Plan. Each participant in the DCP may elect that his deferrals be credited in the form of deferred shares instead of cash. Deferred shares accrue dividend equivalents, credited in the form of additional deferred shares, as dividends are paid by UniSource Energy on its issued and outstanding common stock. Each participant elects the time and manner of payment (lump sum or installments) of his deferred shares under the DCP.
Equity Compensation
The following table sets forth information as of December 31, 2009, with respect to UniSource Energy’s equity compensation plans.

					Number of Shares of
					UniSource Energy
					Common Stock
	Number of Shares of				Remaining Available for
	UniSource Energy				Future Issuance Under
	Common Stock to be				Equity Compensation
	Issued Upon Exercise of		Weighted-Average		Plans (Excluding Shares
	Outstanding Options and		Exercise Price of		Reflected in the First
Plan Category	Rights		Outstanding Options		Column)
Equity Compensation Plans Approved by Shareholders (1)	1,875,930	(2)	$24.49810	(3)	1,015,063	(1)
Equity Compensation Plans Not Approved by Shareholders	64,966	(4)	—		—	(5)
Total	1,940,896		—		—

(1)
The equity compensation plans that have been approved by shareholders are the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan (“1994 Stock and Incentive Plan”), the UniSource Energy Corporation 1994 Outside Director Stock Option Plan (the “1994 Directors Plan”) and the 2006 Omnibus Plan. Awards were made under the 1994 Stock and Incentive Plan and the 1994 Directors Plan until February 2004 at which time no further awards could be made under those plans. In May 2006, the 2006 Omnibus Plan was approved by shareholders and includes awards in the form of options, restricted stock, stock units and dividend equivalents. While the 1994 plans expired in February 2004 and no further awards could be made under those plans after that date, the 1994 plans remain in effect with respect to previous awards until all awards have expired or terminated or shall have been exercised or fully vested, and any stock thereto shall have been purchased or acquired. No shares that were available to be issued under the 1994 Directors Plan at the time of its termination are available for awards under the 2006 Omnibus Plan with respect to awards that are forfeited, terminated, canceled or expired.

(2)
Includes options outstanding as to 1,597,930 shares, stock units, dividend equivalent stock units and restricted stock units (payable in an equivalent number of shares) outstanding as to 278,000 shares.

(3)	Calculated based on the outstanding options and exclusive of outstanding stock units.

(4)	Deferred shares credited under the DCP.

(5)
There is no explicit share limit under the DCP. The number of shares to be delivered with respect to the DCP in the future depends on the levels of fees and compensation that participants elect to defer under the DCP. Any UniSource Energy shares used to satisfy common stock obligations under the DCP will be shares that have been purchased on the open market.

CORPORATE GOVERNANCE
Board Meetings
In 2009, the Board held a total of seven regular and special meetings. Each director attended at least 81% of the aggregate total number of Board meetings and meetings of committees of which they are a member. Additionally, the non-management Directors met at regularly scheduled executive sessions without management present. Mr. Carter, a non-management director, presided over and was the Lead Director at these executive sessions. In December 2009, the Board elected Mr. Elliott as the Lead Director, to replace Mr. Carter, who is retiring from the Board effective May 7, 2010. Mr. Elliott will assume the responsibility of Lead Director after the election in May 2010.
The Company does not have a formal policy with respect to attendance of Board members at annual meetings of shareholders, but encourages such attendance. All of the Board members holding office at the time attended the 2009 Annual Meeting.
Board Communication
Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Lead Director by mail, addressed to UniSource Energy Lead Director, c/o Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701. The communications will be kept confidential and forwarded to the Lead Director. Communications received by the Lead Director will be forwarded to the appropriate director(s) or to an individual non-management director.
Shareholders or other interested parties wishing to communicate with the Board regarding non-financial matters may contact the Chairperson of the Corporate Governance and Nominating Committee either by mail, addressed to Chairperson, Corporate Governance and Nominating Committee, UniSource Energy Corporation, P.O. Box 1110, Fort Bragg, California 95437, or by e-mail at unscorpgov@earthlink.net. Shareholders or other interested parties wishing to communicate with the Board regarding financial matters may contact the Chairperson of the Audit Committee either by mail, addressed to Chairperson, Audit Committee, UniSource Energy Corporation, P.O. Box 46093, Denver, Colorado 80201, or by e-mail at unscorpaudit@earthlink.net.
Communications that are unrelated to a director’s duties and responsibilities as a Board member may be excluded from consideration, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, surveys and material that is determined to be illegal or otherwise inappropriate.

DIRECTOR INDEPENDENCE STANDARDS
The Board has adopted Director Independence Standards to comply with NYSE rules for determining independence, among other things, in order to determine eligibility to serve on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Director Independence Standards, amended as of December 2009, are available on UniSource Energy’s website at www.UNS.com and are available in print to any shareholder who requests it.
No director may be deemed independent unless the Board affirmatively determines, after due deliberation, that the director has no material relationship with the Company either directly or as a partner, shareholder or executive officer of an organization that has a relationship with the Company. In each case, the Board broadly considers all the relevant facts and circumstances from the standpoint of the director as well as from that of persons or organizations with which the director has an affiliation and applies these standards.
Annually, the Board determines whether each director meets the criteria of independence. Based upon the foregoing criteria, the Board has deemed each director to be independent, with the exception of Ms. Bilby (who will retire effective as of May 7, 2010) and Mr. Bonavia. For each other director who is deemed independent, there were no other significant transactions, relationships or arrangements that were considered by the Board in determining that the director is independent. See “Transactions with Related Persons” on page 52.
Each member of UniSource Energy’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent based upon independence criteria established by the Company’s Board, which criteria are in compliance with applicable NYSE listing standards.
Board Committees
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee operates under the provisions of a committee charter. The Corporate Governance and Nominating Committee reviews and recommends corporate governance principles, interviews potential directors and is responsible for recommending to the Board director candidates for nomination and election. The Corporate Governance and Nominating Committee also reviews and recommends membership for all the committees to the Board and reviews applicable rules and regulations relating to the duties and responsibilities of the Board. The Corporate Governance and Nominating Committee held six meetings in 2009 and was in compliance with its written charter.
In making its recommendations for director candidates to the Board, the Corporate Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates in light of the criteria set forth in the Company’s Corporate Governance Guidelines (discussed below) and any other criteria the Corporate Governance and Nominating Committee deems appropriate, with the objective of having a Board with diverse backgrounds and experience.
The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications with respect to a committee-recommended Board nominee, but desirable qualifications are set forth in the Company’s Corporate Governance Guidelines. Those qualifications include prior community, professional or business experience that demonstrates leadership capabilities, the ability to review and analyze complex business issues, the ability to effectively represent the interests of UniSource Energy’s shareholders while keeping in perspective the interests of the Company’s customers, the ability to devote the time and interest required to attend and fully prepare for all regular and special Board meetings, the ability to communicate and work effectively with the other Board members and personnel and the ability to fully adhere to any applicable laws, rules or regulations relating to the performance of a director’s duties and responsibilities. The Corporate Governance Guidelines provide that the Company will pursue and consider nominees from a variety of backgrounds, including those who possess previous senior management, board experience with a public utility, or demonstrated leadership in their area of expertise, and who reflect the Company’s commitment to diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders. The composition of the current Board reflects diversity in business and professional experience, skills, ethnicity and gender.

While no formal policy exists, the Corporate Governance and Nominating Committee considers recommendations for Board nominees received from shareholders. The deadline for consideration of recommendations for next year’s annual meeting of the shareholders is November 26, 2010. Recommendations must be in writing and include detailed biographical material indicating the candidate’s qualifications and a written statement from the candidate of his willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701. The Board will consider nominees on a case-by-case basis and does not believe a formal policy is warranted at this time due to a manageable volume of nominations.
Compensation Committee
The Compensation Committee operates under the provisions of a committee charter, which was amended most recently in February 2010. The Compensation Committee Charter can be revised by action taken by the Compensation Committee. Under the terms of its charter, the Compensation Committee is required to consist of not fewer than three members of the Board who meet the independence requirements of the NYSE. In 2009, the Compensation Committee had eight members who met those independence requirements.
In 2009, the Compensation Committee held eight formal meetings, most of which were followed by an executive session in which management did not participate. The Compensation Committee Chair sets the agenda for each meeting, and in advance of each meeting reviews the agenda with management. The annual schedule of meetings is approved by the Board during the second quarter for the following year. In connection with Compensation Committee meetings, each Compensation Committee member receives a briefing book prior to each meeting that details each topic to be considered. The Compensation Committee Chair reports to the Board on Compensation Committee decisions and key actions following each meeting. The Compensation Committee members also complete a written assessment of the Compensation Committee’s performance, with the last such assessment completed in April 2009.
The Board has delegated authority to the Compensation Committee to set CEO compensation levels, and to review and approve compensation for all of the Company’s executive officers, including any equity compensation awarded under the 2006 Omnibus Plan. Under the terms of its charter, the Compensation Committee may delegate certain actions to management of the Company in connection with executive compensation. Day-to-day administration of director and executive compensation matters has been delegated to certain Company management personnel, with oversight provided by the Compensation Committee.
Compensation Consultant
The Compensation Committee has retained the services of Frederic W. Cook and Co., Inc. (“Cook”), a nationally recognized compensation consulting firm that serves as an independent advisor in matters related to executive compensation and non-employee director compensation. Representatives from Cook are available to Compensation Committee members on an ongoing basis and attend Compensation Committee meetings, as requested, either in person or telephonically. The Compensation Committee has sole discretion over the terms and conditions of the retention of consultants it retains. Cook maintains no other economic relations with the Company and does not provide any services to the Company other than those provided directly to the Compensation Committee.
The Compensation Committee Chair customarily provides assignments to Cook. In its role as executive compensation consultant to the Compensation Committee, Cook assists with Peer Group selection, the benchmarking of individual compensation levels, and the design of incentive plans and other compensation arrangements in which Company management participates. In furnishing this assistance, Cook provides competitive data and technical considerations, and recommends changes to the pay program and pay levels for consideration by the Compensation Committee.
Role of Executives in Establishing Compensation
Certain executive officers, including the CEO, the CFO and the General Counsel to the Company, routinely attend regular sessions of Compensation Committee meetings. The CEO makes recommendations to the Compensation Committee with respect to changes in compensation for senior executive officer positions (other than the CEO) and payouts under the annual incentive plan. The CEO also makes suggestions to the Compensation Committee regarding the design of incentive plans and other programs in which senior management participates.

The CFO provides information regarding short-term and long-term compensation targets, as well as updates on the progress of short- and long-term objectives. Additional Company personnel with expertise in and responsibility for compensation and benefits provide information regarding executive officer and director compensation, including cash compensation, equity awards, pensions, deferred compensation and other related information.
Audit Committee
The Audit Committee operates under the provisions of a committee charter. The Audit Committee reviews current and projected financial results of operations, selects a firm of independent registered public accountants to audit the Company’s financial statements annually, reviews and discusses the scope of such audit, receives and reviews the audit reports and recommendations, transmits its recommendations to the Board, reviews the Company’s accounting and internal control procedures with the Company’s internal audit department from time to time, makes recommendations to the Board for any changes deemed necessary in such procedures and performs such other functions as delegated by the Board. The Audit Committee held eight meetings in 2009 and was in compliance with its written charter, as amended in early 2010.
Upon the recommendation of the Audit Committee, the Board adopted a Code of Ethics for UniSource Energy’s directors, executive officers and employees.
Finance Committee
The Finance Committee reviews and recommends to the Board long-range financial policies, objectives and actions required to achieve those objectives. Specifically, the Finance Committee reviews capital and operating budgets, current and projected financial results of operations, short-term and long-range financing plans, dividend policy, risk management activities and major commercial banking, investment banking, financial consulting and other financial relations of UniSource Energy. The Finance Committee held nine meetings in 2009 and was in compliance with its written charter.
Environmental, Safety and Security (“ESS”) Committee
The ESS Committee reviews the Company’s structure and operations to assess whether significant operating risks in the areas of environmental, safety and security have been identified and appropriate mitigation plans have been implemented. The ESS Committee also reviews the processes in place which are designed to ensure compliance with all environmental, safety and security related legal and regulatory requirements, as well as reviews with management the impact of proposed or enacted laws or regulations related to environmental, safety and security issues. UniSource Energy’s ESS Committee held three meetings in 2009 and was in compliance with its written charter.
Board Leadership Structure and Risk Oversight
At the current time, the Board believes it is in the best interest of the Company for the President and Chief Executive Officer to serve as the Chairman of the Board. The Board believes this arrangement provides an efficient leadership structure and an effective means for communication between management and the Board. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. The Board elects a Lead Director to handle those duties that a non-independent Chairman may not be able to carry out. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as a separate independent Chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of weather conditions. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that full and open communication between management and the Board are essential for effective risk management and oversight. The Lead Director meets regularly with the President and Chief Executive Officer and other senior officers to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. At each Board meeting, the Board receives presentations from senior management on strategic matters involving the Company’s operations. The Board holds strategic planning sessions with senior management to discuss strategies, key challenges, risks, and opportunities for the Company.
While the Board is ultimately responsible for risk oversight at the Company, the Board committees assist the Board in fulfilling its oversight responsibilities in certain specific areas. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with New York Stock Exchange requirements, discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit Committee. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and programs. The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for directors and executive officers, and corporate governance. The Finance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with derivatives policies and securities issuances. The ESS Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of operating risks in the areas of environmental, safety and security.
Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee during fiscal year 2009 were independent directors, and no member was an employee or former employee of the Company. No Compensation Committee member had any relationship requiring disclosure under “Transactions with Related Persons” on page 52. During fiscal year 2009, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on UniSource Energy’s Compensation Committee, any other Board committee, or the Board of Directors as a whole.
Copies of Charters, Guidelines and Code of Ethics
A copy of the current Audit, Compensation, Finance and Corporate Governance and Nominating Committee Charters, as well as the Company’s Corporate Governance Guidelines and Code of Ethics, together with any amendments, are available on UniSource Energy’s Web site at www.UNS.com or may be obtained by shareholders, without charge, upon written request to Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy
In February 2007, the Board adopted a written policy on the review of related person transactions (which is available on UniSource Energy’s website at www.UNS.com) that specifies that certain transactions involving directors, nominees, executive officers, significant shareholders and certain other related persons in which the Company is or will be a participant and are of the type required to be reported as a related person transaction under Item 404 of Regulation S-K shall be reviewed by the Audit Committee for the purpose of determining whether such transactions are in the best interest of the Company. The policy also establishes a requirement for directors, nominees and executive officers to report transactions involving a related party that exceeds $120,000 in value. The Company is not aware of any transactions entered into since adoption of the policy that did not follow the procedures outlined in the policy.
The son of one of UniSource Energy’s directors, Ms. Bilby, was appointed as Chief Financial Officer of Global Solar Energy, Inc. (“GSE”) on January 29, 2008, and Chief Operating Officer on November 1, 2009. GSE was a subsidiary of the Company prior to the Company’s sale of GSE in 2006. GSE produces solar energy and is eligible to receive renewable energy credits (“RECs”) pursuant to Arizona renewable energy regulations. The ACC has approved a program, including forms and terms of purchase agreements, for electric utilities to purchase RECs for use in meeting the utilities’ renewable energy requirements. TEP and Global Solar entered into such an agreement in November 2008. The term of the agreement is for 20 years with estimated annual payments from TEP to Global Solar of $180,000. The actual amount of payments by TEP for purchases will depend upon the amount of RECs produced by Global Solar. The aggregate amount of payments made by TEP to GSE in 2009 was approximately $180,000. Ms. Bilby’s son had no monetary interest in the transaction.

AUDIT COMMITTEE REPORT
The Committee
The Audit Committee is made up of eight financially literate directors who are independent based upon independence criteria established by UniSource Energy’s Board, which criteria are in compliance with applicable NYSE listing standards. UniSource Energy’s Board has determined that while each member of the Audit Committee has accounting and/or related financial management expertise, Ms. Baumann is the Audit Committee financial expert for the purposes of Item 407(d)(5) of SEC Regulation S-K. In addition to Ms. Baumann, there are six other financial experts on the Audit Committee. Each financial expert is independent as that term is defined by the applicable NYSE listing standards. The Board previously adopted a written charter for the Audit Committee. The Audit Committee has complied with its charter, including the requirement to meet periodically with PricewaterhouseCoopers, LLP, the Company’s Independent Registered Public Accounting Firm, internal audit department and management to discuss the auditor’s findings and other financial and accounting matters.
In connection with UniSource Energy’s December 31, 2009 financial statements, the Audit Committee has: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with PricewaterhouseCoopers, LLP, the Company’s Independent Registered Public Accounting Firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AIPCA, Professional Standards, Vol. 1 AU Sec. 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (iii) received from PricewaterhouseCoopers, LLP, the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence, and (iv) discussed with PricewaterhouseCoopers, LLP its independence.
Based on the review and discussions referred to in items (i) through (iv) of the above paragraph, the Audit Committee recommended to the Board that the audited financial statements for 2009 be included in the annual report on Form 10-K for filing with the SEC.
Pre-Approved Policies and Procedures
Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. UniSource Energy’s Audit Committee has adopted a policy pursuant to which audit, audit-related, tax and other services are pre-approved by category of service. Recognizing that situations may arise where it is in the Company’s best interest for the auditor to perform services in addition to the annual audit of the Company’s financial statements, the policy sets forth guidelines and procedures with respect to approval of the four categories of service designed to achieve the continued independence of the auditor when it is retained to perform such services for UniSource Energy. The policy requires the Audit Committee to be informed of each service and does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant pre-approvals of audit and non-audit services requiring Audit Committee approval where the Audit Committee Chairman believes it is desirable to pre-approve such services prior to the next regularly scheduled Audit Committee meeting. The decisions of the Audit Committee Chairman to pre-approve any such services from one regularly scheduled Audit Committee meeting to the next shall be reported to the Audit Committee.

Fees
The following table details fees paid to PricewaterhouseCoopers, LLP for professional services during 2008 and 2009. The Audit Committee has considered whether the provision of services to UniSource Energy by PricewaterhouseCoopers, LLP, beyond those rendered in connection with their audit and review of the Company’s financial statements, is compatible with maintaining their independence as auditor.

	2009	2008

Audit Fees	$1,753,116	$1,733,964

Audit-Related Fees	$140,123	$76,750

Tax Fees	$70,203	$0

All Other Fees	$4,500	$4,500

Total	$1,967,942	$1,815,214
Audit fees include fees for the audit of UniSource Energy’s consolidated financial statements included in the Company’s Annual Report on Form 10-K and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q. Audit fees also include services provided by PricewaterhouseCoopers, LLP in connection with the audit of the effectiveness of internal control over financial reporting and on management’s assessment of the effectiveness of internal control over financial reporting, comfort letters, consents and other services related to SEC matters and financing transactions, statutory and regulatory audits.
Audit-related fees during 2009 and 2008 principally include fees for employee benefit plan audits, and accounting consultations to the extent necessary for PricewaterhouseCoopers, LLP to fulfill their responsibilities under generally accepted auditing standards.
Tax fees reported for 2009 include $45,105 for tax compliance services and $25,098 for tax planning and advice. No tax fees were incurred during 2008.
All other fees consist of fees for all other services other than those reported above, principally include subscription fees for research tools.
All services performed by PricewaterhouseCoopers, LLP are approved in advance by the Audit Committee in accordance with the Audit Committee’s pre-approval policy for services provided by the Independent Registered Public Accounting Firm.

Respectfully submitted,

THE AUDIT COMMITTEE

Barbara M. Baumann, Chair
John L. Carter
Robert A. Elliott
Daniel W. L. Fessler
Louise L. Francesconi
Warren Y. Jobe
Ramiro G. Peru
Gregory A. Pivirotto

SUBMISSION OF SHAREHOLDER PROPOSALS
General
Rule 14a-4 of the SEC’s proxy rules allows UniSource Energy to use discretionary voting authority to vote on a matter coming before an annual meeting of its shareholders, which was not included in UniSource Energy’s Proxy Statement (if the Company does not have notice of the matter at least 45 days before the date on which the Company first mailed proxy materials for the prior year’s annual meeting of the shareholders). In addition, UniSource Energy may also use discretionary voting authority if it receives timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, the Company describes the nature of such matter and how it intends to exercise the Company’s discretion to vote on it. Accordingly, for UniSource Energy’s 2011 annual meeting of shareholders, any such notice must be submitted to the Corporate Secretary of UniSource Energy, One South Church Avenue, Suite 1820, Tucson, Arizona, 85701, on or before February 9, 2011.
UniSource Energy must receive your shareholder proposals by November 26, 2010.
This requirement is separate and apart from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in UniSource Energy’s Proxy Statement. Shareholder proposals intended to be presented at the Company’s 2011 annual meeting of the shareholders must be received by UniSource Energy no later than November 26, 2010 in order to be eligible for inclusion in UniSource Energy’s Proxy Statement and the form of proxy relating to that meeting. Direct any proposals, as well as related questions, to the undersigned.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
If you and one or more shareholders of Company stock share the same address, it is possible that only one Notice of Internet Availability of Proxy Materials was delivered to your address. This is known as “householding.” Any registered shareholder who wishes to receive separate copies of the Notice of Internet Availability of Proxy Materials at the same address now or in the future may call or write the Company’s Stock Transfer Agent, BNY/Mellon, toll free at 1-866-537-8709/or BNY Shareowner Services, 480 Washington Blvd — 29th Floor, Jersey City, NJ, 07310. Separate copies of the Notice of Internet Availability of Proxy Materials will be promptly delivered upon receipt of such request.
Shareholders who own Company stock through a broker and who wish to receive separate copies of the Notice of Internet Availability of Proxy Materials should contact their broker.
Any registered shareholder who wishes to receive a single copy of the Notice of Internet Availability of Proxy Materials at the same address now or in the future may call the Company’s Stock Transfer Agent, BNY/Mellon, toll free at 1-866-537-8709.

OTHER BUSINESS
The Board knows of no other matters for consideration at the Meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.
Copies of UniSource Energy’s annual report on Form 10-K may be obtained by shareholders, without charge, upon written request to the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714. You may also obtain UniSource Energy’s SEC filings through the Internet at www.sec.gov or www.UNS.com.

By order of the Board of Directors,

Linda H. Kennedy
Corporate Secretary
PLEASE VOTE — YOUR VOTE IS IMPORTANT

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Central time on Thursday, May 6, 2010.

INTERNET
http://www.proxyvoting.com/uns
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

71233	Fulfillment
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The Board of Directors Recommends a vote “FOR” the following proposals:

Please mark your votes as indicated in this example	☒
1.	ELECTION OF DIRECTORS

	FOR	AGAINST	ABSTAIN
Nominees:
1.1 Paul J. Bonavia	☐	☐	☐

1.2 Lawrence J. Aldrich	☐	☐	☐

1.3 Barbara M. Baumann	☐	☐	☐

1.4 Larry W. Bickle	☐	☐	☐

1.5 Harold W. Burlingame	☐	☐	☐

	FOR	AGAINST	ABSTAIN

1.6 Robert A. Elliott	☐	☐	☐

1.7 Daniel W.L. Fessler	☐	☐	☐

1.8 Louise L. Francesconi	☐	☐	☐

1.9 Warren Y. Jobe	☐	☐	☐

1.10 Ramiro G. Peru	☐	☐	☐

	FOR	AGAINST	ABSTAIN

1.11 Gregory A. Pivirotto	☐	☐	☐

1.12 Joaquin Ruiz	☐	☐	☐

2. Ratification of Selection of Independent Auditor, PricewaterhouseCoopers, LLP, for the fiscal year 2010.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your
UniSource Energy account online.
Access your UniSource Energy account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for UniSource Energy, now makes it easy and convenient to get current information on your shareholder account.
•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
Visit us on the web at
http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

ChooseMLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

San Miguel High School 6601 S. San Fernando Rd. Tucson, AZ 85756
DEAR SHAREHOLDERS:
If you previously elected to view the UniSource Energy Corporation Proxy Statements and Annual Reports over the Internet instead of receiving copies in the mail, you can now access the Proxy Statement for the 2010 Annual Shareholders’ Meeting and the 2009 Annual Report on Form 10-K on the Internet through the following address: http://www.proxyvoting.com/uns. You can vote your shares by telephone, the Internet, mail or in person at the Annual Shareholders’ Meeting. See the Proxy Statement and the enclosed proxy card for further information about voting procedures.
If you would like a paper copy of the Proxy Statement and Annual Report on Form 10-K, UniSource Energy will provide a copy to you upon request. To obtain a copy of these documents, please call 1-888-313-0164.
▼ FOLD AND DETACH HERE ▼
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR THE
ANNUAL SHAREHOLDERS’ MEETING TO BE HELD FRIDAY, MAY 7, 2010.
P R O X Y
The undersigned hereby appoints Paul J. Bonavia and Kevin P. Larson, and each of them, with the power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Shareholders’ Meeting scheduled to be held at San Miguel High School, Tucson, Arizona, on Friday, May 7, 2010, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present and in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

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